INTERNATIONAL SPEEDWAY CORPORATION
1801 West International Speedway Boulevard
Daytona Beach, Florida 32114

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of International Speedway Corporation:

The Annual Meeting of the Shareholders of International Speedway Corporation will be held at

DAYTONA USA, 1801 West International Speedway Boulevard, Daytona Beach, FL 32114 on Wednesday, the 12th day of April 2006, commencing at 9:30 A.M., for the following purposes:

(a) To elect five (5) Directors of the Corporation.

(b) To approve or reject the International Speedway Corporation 2006 Long-Term Incentive Plan.

(c) To transact such other business as may properly come before the meeting.

ALL Shareholders of record as of January 31, 2006, will be entitled to vote, either in person or by proxy. Due to logistical considerations, please be present by 9:15 A.M. Shareholder registration tables will open at 9:00 A.M.

By Order of the Board of Directors

W. Garrett Crotty
Senior Vice President, Secretary and
General Counsel

March 3, 2006

INTERNATIONAL SPEEDWAY CORPORATION
1801 West International Speedway Boulevard
Daytona Beach, Florida 32114

INFORMATION STATEMENT

Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

and Regulation 14C and Schedule 14C thereunder

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement has been filed with the Securities and Exchange Commission (the "SEC") and is first being mailed on or about March 3, 2006 to holders of record on January 31, 2006 (the "Record Date") of shares of all classes of the common stock of International Speedway Corporation, a Florida corporation. This Information Statement relates to an Annual Meeting of Shareholders and the only matters to be acted upon at the meeting are (i) the election of directors and (ii) to approve or reject he adoption of the "International Speedway Corporation 2006 Long-Term Incentive Plan" (the "2006 Plan").

The purpose of the 2006 Plan is to provide key employees (including officers and directors), consultants and advisors of the Corporation with increased financial incentives to make significant and extraordinary contributions to the long-term performance and growth of the Corporation, to join the interests of such key employees, consultants and advisors with the interests of the shareholders, and to facilitate attracting and retaining key employees, consultants and advisors. The 2006 Plan authorizes the grant of stock options (incentive and non-qualified), stock appreciation rights ("SARs"), restricted and unrestricted stock, cash awards and Performance Units (as defined in the 2006 Plan) to employees, consultants and advisors of the Corporation capable of contributing to the Corporation's performance. The Corporation has reserved an aggregate of 1,000,000 shares (subject to adjustment for stock splits and similar capital changes) of Class A Common Stock for grants under the 2006 Plan. Incentive Stock Options may be granted only to employees eligible to receive them under the Internal Revenue Code of 1996, as amended. The Board of Directors has appointed the Compensation Committee (the "Committee") to administer the 2006 Plan. Awards under the 2006 Plan will contain such terms and conditions not inconsistent with the 2006 Plan as the Committee in its discretion approves. The Committee has discretion to administer the 2006 Plan in the manner which it determines, from time to time, is in the best interest of the Corporation. For example, the Committee will fix the terms of stock options, SARs, restricted and unrestricted stock grants and determine whether, in the case of options and SARs, they may be exercised immediately or at a later date or dates. Awards may also be granted subject to conditions relating to continued employment and restrictions on transfer. In addition, the Committee may provide, at the time an award is made or at any time thereafter, for the acceleration of a participant's rights or cash settlement upon a change in control of the Corporation. The terms and conditions of awards need not be the same for each participant. The foregoing examples illustrate, but do not limit, the manner in which the Committee may exercise its authority in administering the 2006 Plan. In addition, all questions of interpretation of the 2006 Plan will be determined by the Committee.

The Committee approved the 2006 Plan on February 15, 2006 by unanimous consent. A copy of the 2006 Plan is attached to this Information Statement.

You are being provided with this Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14C and Schedule 14C thereunder.

TABLE OF CONTENTS

TABLE OF CONTENTS. iii

DATE, TIME AND PLACE INFORMATION.. 1

VOTING SECURITIES AND PRINCIPAL HOLDERS. 1

DIRECTORS AND OFFICERS. 3

Certain Relationships and Related Transactions. 5

Section 16(a) Beneficial Ownership Reporting Compliance.. 7

Director Meetings and Committees. 7

Director Nomination Process. 8

Shareholder Communications to the Board.. 8

Code of Ethics. 9

REPORT OF THE AUDIT COMMITTEE.. 9

REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM... 10

Audit Fees. 10

Audit-Related Fees. 10

Tax Fees. 10

All Other Fees. 10

Audit Committee Pre-approval Policies and Procedures. 10

COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION.. 11

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS. 13

Director Compensation.. 13

Performance Graph.. 14

Executive Compensation.. 15

VOTING PROCEDURE.. 16

Dissenters' Right of Appraisal.. 16

AVAILABLE INFORMATION.. 16

Exhibit A

International Speedway Corporation 2006 Long Term Incentive Plan A-1

DATE, TIME AND PLACE INFORMATION

Our Annual Meeting of Shareholders will be held on Wednesday, April 12, 2006 commencing at 9:30 A.M. at DAYTONA USA, 1801 West International Speedway Boulevard, Daytona Beach, Florida, 32114. Shareholder registration tables will open at 9:00 A.M. The mailing address of our principal executive offices is 1801 West International Speedway Boulevard, Daytona Beach, Florida 32114.

VOTING SECURITIES AND PRINCIPAL HOLDERS

This Information Statement is being mailed on or about March 3, 2006 to all of our shareholders of record as of the Record Date. The Record Date for the Annual Meeting is January 31, 2006. As of the Record Date, we had 29,623,258 shares of class A common stock and 23,699,144 shares of class B common stock issued and outstanding. Each share of the class A common stock is entitled to one-fifth of one vote on matters submitted to shareholder approval or a vote of shareholders. Each share of the class B common stock is entitled to one vote on matters submitted to shareholder approval or a vote of shareholders.

	Number of Shares of Common Stock Beneficially Owned (2)		Percentage of Common Stock Beneficially Owned		Percentage of Combined Voting Power
Name of Beneficial Owner (1)	Class A (3)	Class B (4)	Class A (5)	Class B (6)	of Common Stock (7)

France Family Group (8)	18,730,668	18,629,270	38.82%	78.61%	62.95%
James C. France (9)	13,068,741	13,036,370	30.63%	55.01%	44.03%
William C. France (10)	8,806,445	8,764,001	22.94%	36.98%	29.61%
Betty Jane France (11)	4,180,156	4,180,156	12.37%	17.64%	14.11%
George S. Leoning (12)	3,897,639	0	13.16%	0.00%	2.63%
Select Equity Group, Inc. (13)	3,317,434	0	11.20%	0.00%	2.24%
WAM Acquisition GP, Inc. (14)	2,651,100	0	8.95%	0.00%	1.79%
Columbia Wanger Asset Mgmt (14)	2,651,100	0	8.95%	0.00%	1.79%
Lesa D. Kennedy (15)	417,404	391,718	1.39%	1.65%	1.34%
Fenimore Asset Management Inc. (16)	1,483,288	0	5.01%	0.00%	1.00%
Thomas O. Putnam (17)	1,483,288	0	5.01%	0.00%	1.00%
Raymond K. Mason	153,049	146,665	0.51%	0.62%	0.50%
John R. Saunders	26,387	11,286	0.09%	0.05%	0.05%
J. Hyatt Brown (18)	15,975	9,000	0.05%	0.04%	0.04%
Brian Z. France (19)	8,930	8,033	0.03%	0.03%	0.03%
Thomas W. Staed (20)	27,355	0	0.09%	0.00%	0.02%
W. Garrett Crotty	13,245	2,784	0.04%	0.01%	0.02%
Susan G. Schandel	12,253	1,950	0.04%	0.01%	0.01%
Lloyd E. Reuss	15,542	0	0.05%	0.00%	0.01%
Edward H. Rensi	7,096	1,500	0.02%	0.01%	0.01%
Gregory W. Penske (21)	13,012	0	0.04%	0.00%	0.01%
Christy F. Harris (22)	11,399	150	0.04%	0.00%	0.01%
W. Grant Lynch, Jr.	9,706	0	0.03%	0.00%	0.01%
John E. Graham, Jr.	9,635	0	0.03%	0.00%	0.01%
H. Lee Combs	8,737	0	0.03%	0.00%	0.01%
Paul D.H. Phipps	5,561	0	0.02%	0.00%	0.00%
Daniel W. Houser	4,257	0	0.01%	0.00%	0.00%
Glenn R. Padgett	3,619	0	0.01%	0.00%	0.00%
Larry Aiello, Jr.	3,282	0	0.01%	0.00%	0.00%
William P. Graves	1,938	0	0.01%	0.00%	0.00%
Daryl Q. Wolfe	585	90	0.00%	0.00%	0.00%
All directors and executive officers
executive officers as a
as a group (23 persons)(23)	18,058,008	17,818,430	38.03%	75.19%	60.30%

The preceding table sets forth information regarding the beneficial ownership of our class A common stock and our class B common stock as of the Record Date by:

  All persons known to us who beneficially own 5% or more of either our class A common stock or our class B common stock;
  Each person who served as our chief executive officer in Fiscal 2005 and each of our other four most highly compensated executive officers in Fiscal 2005;
  Each of our directors; and
  All of our directors and officers as a group.

As described in the notes below to the table, voting and/or investment power with respect to certain shares of common stock is shared by the named individuals. Consequently, such shares may be shown as beneficially owned by more than one person.

- - - - - - -

(1)     Unless otherwise indicated the address of each of the beneficial owners identified is c/o the Company, 1801 West International Speedway Boulevard, Daytona Beach, Florida 32114.

(2)     Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares.

(3)     Reflects the aggregate number of shares held by the named beneficial owner assuming (i) the exercise of any options to acquire shares of class A common stock that are held by such beneficial owner that are exercisable within 60 days and (ii) the conversion of all shares of class B common stock held by such beneficial owner into shares of class A common stock.

(4)     Assumes no conversion of shares of class B common stock into shares of class A common stock.

(5)     Assumes (i) the exercise of any options to acquire shares of class A common stock that are held by the named beneficial owner that are exercisable within 60 days, (ii) the conversion of all shares of class B common stock held by such beneficial owner into shares of class A common stock, and (iii) the assumption that no other named beneficial owner has exercised any such options or converted any such shares.

(6)     Reflects current ownership percentage of named beneficial owner's shares of class B common stock without any conversion of shares of B common stock into shares of class A common stock.

(7)     Assumes no exercise of options or conversion of shares of class B common stock into shares of class A common stock

(8)     The France Family Group consists of William C. France, James C. France, members of their families and entities controlled by the natural person members of the group. A complete list of all the members of the France Family Group can be found in its 12th amendment to Schedule 13G which was filed with the SEC on February 14, 2005. Amounts shown reflect the non-duplicative aggregate of 101,398 Class A and 18,629,270 Class B shares indicated in the table as beneficially owned by James C. France, William C. France, Lesa France Kennedy and Brian Z. France, as well as 845,633 Class B shares held by the adult children of James C. France. See footnotes (9), (10), (11), (15) and (19).

(9)     Includes (i) 1,500 Class B shares held of record by Sharon M. France, his spouse, (ii) 8,593,482 Class B shares held of record by Western Opportunity Limited Partnership ("Western Opportunity"), (iii) 1,902,465 Class B shares held of record by Carl Investment Limited Partnership ("Carl"), (iv) 42,998 Class B shares held of record by Quaternary Investment Company, (v) 2,106,906 Class B shares held of record by Carl Two Limited Partnership ("Carl Two"), (vi) 80,502 Class B shares held of record by Auto Research Bureau ("ARB"), and (vii) 304,725 Class B shares held of record by SM Holder Limited Partnership. James C. France is the sole shareholder and director of (x) Principal Investment Company, one of the two general partners of Western Opportunity and (y) Quaternary Investment Company, the general partner of Carl. He is also the sole member of Carl Two, LLC, the general partner of Carl Two. Also see footnote (10). Does not include shares held beneficially by the adult children of James C. France.

(10)  Includes (i) 2,642 Class B shares held jointly with Betty Jane France, his spouse (ii) 8,593,482 Class B shares held of record by Western Opportunity, (iii) 87,375 Class B shares held of record by Boone County Corporation, and (iv) 80,502 Class B shares held of record by ARB. William C. France is the sole shareholder and director of each of (x) Sierra Central Corp., one of the two general partners of Western Opportunity and (y) Boone County Corporation, the general partner of Polk City. Also see footnote (9). Does not include the shares shown in the table as beneficially owned by Lesa France Kennedy and Brian Z. France, adult children of William C. France.

(11)  Includes 2,642 Class B shares held jointly with William C. France, her spouse.

(12)  This owner's address is 380 Lafayette Street, 6th Floor, New York, New York 10003-6933. Includes shares beneficially owned by Select Equity Group, Inc. and Select Offshore Advisors, LLC.

(13)  This owner's address is 380 Lafayette Street, 6th Floor, New York, New York 10003-6933. Shares shown are also attributed to George S. Leoning. See footnote (12).

(14)  This owner's address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606-5016.

(15)  Includes (i) 1,500 Class B shares held jointly with Bruce Kennedy, her spouse (ii) 349,313 Class B shares held of record by BBL Limited Partnership, and (iii) 1,500 Class B shares held as custodian for minor child. Mrs. Kennedy is the sole shareholder and a director of BBL Company, the sole general partner of BBL Limited Partnership.

(16)  This owner's address is 384 North Grand Street, P.O. Box 310, Cobleskill, New York 12043. Shares shown are also attributed to Thomas O. Putnam. See Footnote (17).

(17)  This owner's address is 384 North Grand Street, P.O. Box 310, Cobleskill, New York 12043.

(18)  Held of record as joint tenants with Cynthia R. Brown, his spouse.

(19)  Includes 4,498 Class B shares held of record by Zack Limited Partnership. Mr. France is the sole shareholder and director of Zack Company, the sole general partner of Zack Limited Partnership.

(20)  Owned jointly with Barbara Staed, his spouse.

(21)  Includes 1,563 Class A shares held by Patricia Durham Penske (his spouse) Trust.

(22)  Includes 500 Class A shares held by M. Dale Harris, his spouse, and 1,500 Class A shares held by Mr. Harris as trustee of a Profit Sharing Plan and Trust.

(23)  See footnotes (8) through (11) and footnotes (18) through (22).

DIRECTORS AND OFFICERS

As of the Record Date our officers, directors and nominees were as follows:

Name	Age	Position With ISC

William C. France	72	Chairman of the Board and Director
James C. France	61	Vice Chairman, Chief Executive Officer and Director
Lesa France Kennedy	44	President and Director
John R. Saunders	49	Executive Vice President and Chief Operating Officer
H. Lee Combs	52	Senior Vice President -- Corporate Development
Susan G. Schandel	42	Senior Vice President, Chief Financial Officer and Treasurer
W. Garrett Crotty	42	Senior Vice President, Secretary and General Counsel
John E. Graham, Jr.	57	Vice President, Business Affairs and Corporate Communications
W. Grant Lynch, Jr.	52	Vice President
Paul D. H. Phipps	59	Vice President and Chief Marketing Officer
Daniel W. Houser	54	Vice President, Controller, Chief Accounting Officer and Assistant Treasurer
Glenn R. Padgett	55	Vice President, Chief Counsel - Operations, Assistant Secretary & Chief Compliance Officer
Daryl Q. Wolfe	38	Vice President, Sales and Media
Larry Aiello, Jr.	55	Director
J. Hyatt Brown	68	Director
Brian Z. France	43	Director
William P. Graves	53	Director
Christy F. Harris	60	Director
Raymond K. Mason, Jr.	50	Director
Gregory W. Penske	43	Director
Edward H. Rensi	61	Director
Lloyd E. Reuss	69	Director
Thomas W. Staed	74	Director

Our Board of Directors is divided into three classes, with regular three year staggered terms. Ms. Kennedy and Messrs. Aiello, Brown, Rensi and Staed were elected to hold office until the annual meeting of shareholders to be held in 2006. Messrs. William C. France, Graves, Harris and Penske were elected to hold office until the annual meeting of shareholders to be held in 2007. Messrs. James C. France, Brian Z. France, Mason, and Reuss were elected to hold office until the annual meeting of shareholders to be held in 2008.

For the election of directors at the Annual Meeting of Shareholders in April 2005, the Board has accepted the recommendation of the Nominating and Corporate Governance Committee and approved the nomination of Ms. Kennedy and Messrs. Aiello, Brown, Rensi and Staed as directors to serve for a three-year term and hold office until the annual meeting of shareholders to be held in 2009.

William C. France and James C. France are brothers. Lesa France Kennedy and Brian Z. France are the children of William C. France. There are no other family relationships among our executive officers and directors.

Mr. William C. France, a director since 1958, has served as our Chairman of the Board since 1987 and served as Chief Executive Officer from 1981 to 2003.

Mr. James C. France, a director since 1970, has served as our Vice Chairman and Chief Executive Officer since the April 2003 annual meeting of directors. He previously served as our President and Chief Operating Officer from 1987 until 2003.

Ms. Lesa France Kennedy, a director since 1984, was appointed President of ISC in April 2003. Ms. Kennedy served as our Executive Vice President from January 1996 until April 2003, Secretary from 1987 until January 1996 and served as our Treasurer from 1989 until January 1996.

Mr. John R. Saunders was appointed Executive Vice President in April 2004 and since April 2003 has continued to serve as our Chief Operating Officer. He had served as Senior Vice President-Operations from July 1999 until April 2003, at which time he was appointed Senior Vice President and Chief Operating Officer. He had served as a Vice President since 1997 and was President of Watkins Glen International from 1983 until 1997.

Mr. H. Lee Combs was appointed Senior Vice President-Corporate Development in July 1999. He served as Senior Vice President-Operations since January 1996 until that date. Mr. Combs served as a Vice President and our Chief Financial Officer from 1987 until January 1996. Mr. Combs also served as one of our directors from 1987 until April 2003.

Ms. Susan G. Schandel, a Certified Public Accountant, became a Senior Vice President in April 2004. Ms. Schandel became a Vice President in July 1999 and since January 1996 has continued to serve as our Treasurer and Chief Financial Officer.

Mr. W. Garrett Crotty became a Senior Vice President in April 2004. Mr. Crotty was named a Vice President in July 1999 and since 1996 has served as Secretary and General Counsel.

Mr. John E. Graham, Jr., has served as Vice President of Business Affairs and Corporate Communications since August 2002. He had previously served as a Vice President and as President of Daytona International Speedway since November 1994.

Mr. W. Grant Lynch, Jr. has served as a Vice President and as President of Talladega Superspeedway since November 1993. He also served as President of Kansas Speedway since its inception in 1997 until 2002.

Mr. Paul D.H. Phipps was appointed Vice President and Chief Marketing Officer in April 2004. Mr. Phipps had served as Vice President -- Sales and Marketing from February 2001 until April 2004. Mr. Phipps was Executive Vice President of Major League Soccer for more than five years prior to that.

Mr. Daniel W. Houser, a Certified Public Accountant, became a Vice President in April 2004. Mr. Houser has been our Controller and Chief Accounting Officer for more than the past five years.

Mr. Glenn R. Padgett, a member of the Florida Bar, became a Vice President in April 2004. Mr. Padgett has served as Assistant Secretary for more than the past five years. He has been Chief Counsel -- Operations and our Chief Compliance Officer since 1998.

Daryl Q. Wolfe was appointed Vice President, Sales and Media in September 2005. Mr. Wolfe had served as Senior Director, Marketing Partnerships from 2003 to 2005, and as Managing Director, Marketing Partnerships from 2001 to 2003.

Mr. Larry Aiello, Jr., a director since 2003, presently serves as the President and Chief Executive Officer of Corning Cable Systems, which is part of Corning, Inc. Mr. Aiello joined Corning, Inc. in 1973 in the Internal Audit Department and served in several positions in manufacturing from 1975 to 1981. He was named manager-Domestic Accounting in 1981, controller-Telecommunications Products Division in 1984, director-Control and Analysis in 1987 and assistant controller and director in 1989. He was named division vice president and director-Business Development and Planning, Opto-Electronics Group in 1990, general manager-Component Products Group in 1992, vice president and controller, Corning Incorporated in 1993, senior vice president-International and President-Corning International Corporation in 1997, senior vice president and chief of staff-Corning Optical Communications in 2000 and to his current position in 2002.

Mr. J. Hyatt Brown, a director since 1987, serves as the Chairman and Chief Executive Officer of Brown & Brown, Inc. and has been in the insurance business since 1959. Mr. Brown also serves as a director of Rock Tenn Co., SunTrust, Inc., BellSouth Corporation, and FPL Group, Inc.

Mr. Brian Z. France, a director since 1994, has served as NASCAR's Chairman and Chief Executive Officer since 2003, Executive Vice President since 2000 and Vice Chairman since 2002. Previously, he served as NASCAR's Senior Vice President since 1999. He had served as NASCAR's Vice President of Marketing and Corporate Communications since December 1992.

Mr. William P. Graves, a director since September 2003, has served as President and Chief Executive Officer of the American Trucking Association since January 2003. Mr. Graves served as Governor of the State of Kansas from January 1995 until January 2003.

Mr. Christy F. Harris, a director since 1984, has been engaged in the private practice of business and commercial law for more than twenty years and currently is Of Counsel with Kinsey Vincent Pyle, LC.

Mr. Raymond K. Mason, Jr., a director since 1981, had served as Chairman and President of American Banks of Florida, Inc., Jacksonville, Florida, from 1978 until its sale in 1998. From 1998 to the present, Mr. Mason has served as President of Center Bank of Jacksonville, N.A. (until August 2001, this entity was known as RCK, Inc.).

Mr. Gregory W. Penske, a director since July 1999, served as our Senior Vice President-Western Operations from July 1999 until January 2002. Mr. Penske had been a director of Penske Motorsports since its formation and President and Chief Executive Officer since July 1, 1997. Prior to July 1, 1997, Mr. Penske served as an Executive Vice President of Penske Motorsports since February 1996. In addition, Mr. Penske served as President of the California Speedway from January 1997 to January 1999. Mr. Penske is also the President and CEO of Penske Automotive Group, Inc., and has served in that position since December 1993. Mr. Penske is also a member of the board of directors of Alltel Corp.

Mr. Edward H. Rensi, a director since January 1997, is Chairman & CEO of Team Rensi Motorsports. Mr. Rensi was an executive consultant with McDonald's Corporation from 1997 to 1998. He served as President and Chief Executive Officer of McDonald's USA from 1991 until his retirement in 1997. He is also a director of Snap-On Tools.

Mr. Lloyd E. Reuss, a director since January 1996, served as President of General Motors Corporation from 1990 until his retirement in January 1993. Mr. Reuss also serves as a director of Handleman Corp., and United States Sugar Company.

Mr. Thomas W. Staed, a director since 1987, is Chairman of Staed Family Associates, Ltd., and had served as President of Oceans Eleven Resorts, Inc., a hotel/motel business, from 1968 to 1999.

Messrs. Aiello, Brown, Graves, Mason, Rensi, Reuss, and Staedare considered "independent" by the Board of Directors as that term is presently defined in Rule 4200(a)(15) of the NASD listing standards.

Certain Relationships and Related Transactions

All of the racing events that take place during our fiscal year are sanctioned by various racing organizations such as the American Historic Racing Motorcycle Association, the American Motorcyclist Association, the Automobile Racing Club of America, the Clear Channel - Championship Cup Series, the Federation Internationale de l'Automobile, the Federation Internationale Motocycliste, Grand American, Historic Sportscar Racing, the International Race of Champions, IRL, NASCAR, NHRA, the Porsche Club of America, the Sports Car Club of America, the Sportscar Vintage Racing Association, the United States Auto Club and the World Karting Association. NASCAR, which sanctions some of our principal racing events, is a member of the France Family Group which controls in excess of 60% of the combined voting power of our outstanding stock, and some members of which serve as our directors and officers. Standard NASCAR sanction agreements require racetrack operators to pay sanction fees and prize and point fund monies for each sanctioned event conducted. The prize and point fund monies are distributed by NASCAR to participants in the events. Prize and point fund monies paid by us to NASCAR from continuing operations for disbursement to competitors, which are exclusive of NASCAR sanction fees, totaled approximately $118.5 million for the year ended November 30, 2005.

Under current agreements, NASCAR contracts directly with certain network providers for television rights to the entire NASCAR NEXTEL Cup and Busch series schedules. Event promoters share in the television rights fees in accordance with the provision of the sanction agreement for each NASCAR NEXTEL Cup and Busch series event. Under the terms of this arrangement, NASCAR retains 10% of the gross broadcast rights fees allocated to each NASCAR NEXTEL Cup or Busch series event as a component of its sanction fees and remits the remaining 90% to the event promoter. The event promoter pays 25% of the gross broadcast rights fees allocated to the event as part of the previously discussed prize money paid to NASCAR for disbursement to competitors. Our television broadcast and ancillary rights fees from continuing operations received from NASCAR for the NASCAR NEXTEL Cup and Busch series events conducted at our wholly-owned facilities were $235.9 million in fiscal year 2005.

In addition, we share a variety of expenses with NASCAR in the ordinary course of business. NASCAR pays rent, as well as a related maintenance fee (allocated based on square footage), to us for office space in our corporate office complex in Daytona Beach, Florida. We paid rent to NASCAR for office space in Los Angeles, California beginning October 2005. These rents are based upon estimated fair market lease rates for comparable facilities. NASCAR pays us for radio, program and strategic initiative advertising, hospitality and suite rentals, various tickets and credentials, catering services, participation in a NASCAR racing event banquet, and track and other equipment rentals based on similar prices paid by unrelated, third party purchasers of similar items. We pay NASCAR for certain advertising, participation in NASCAR racing series banquets, the use of NASCAR trademarks and intellectual images and production space for NEXTEL Vision based on similar prices paid by unrelated, third party purchasers of similar items. Our payments to NASCAR for MRN Radio's broadcast rights to NASCAR Craftsman Truck races represent an agreed-upon percentage of our advertising revenues attributable to such race broadcasts. In fiscal 2005 NASCAR reimbursed us for the buyout of the remaining rights associated with a certain sponsorship agreement. NASCAR also reimburses us for 50% of the compensation paid to certain personnel working in our legal, risk management and transportation departments, as well as 50% of the compensation expense associated with certain receptionists. We reimburse NASCAR for 50% of the compensation paid to certain personnel working in NASCAR's legal department. NASCAR's reimbursement for use of our mailroom, janitorial services, security services, catering, graphic arts, photo and publishing services, telephone system and our reimbursement of NASCAR for use of corporate aircraft, is based on actual usage or an allocation of total actual usage. The aggregate amount received from NASCAR by us for shared expenses, net of amounts paid by us for shared expenses, totaled approximately $3.6 million during fiscal 2005.

Grand American sanctions various events at certain of our facilities. While certain of our officers and directors are equity investors in Grand American, no officer or director has more than a 10% equity interest. In addition, certain of our officers and directors, representing a non-controlling interest, serve on Grand American's Board of Managers. Standard Grand American sanction agreements require racetrack operators to pay sanction fees and prize and point fund monies for each sanctioned event conducted. The prize and point fund monies are distributed by Grand American to participants in the events. Sanction fees paid by us to Grand American totaled approximately $1.1 million for the year ended November 30, 2005.

In addition, we share a variety of expenses with Grand American in the ordinary course of business. Grand American pays rent to us for office space in our corporate office complex in Daytona Beach, Florida. These rents are based upon estimated fair market lease rates for comparable facilities. Grand American purchases various advertising, catering services, suites and hospitality and track and equipment rentals from us based on similar prices paid by unrelated, third party purchasers of similar items. We pay Grand American for the use of Grand American's trademarks based on similar prices paid by unrelated, third party purchasers of similar items. Grand American's reimbursement for use of our mailroom, telephone system, security, graphic arts, photo and publishing services is based on actual usage or an allocation of total actual usage. The aggregate amount received from Grand American by us for shared expenses, net of amounts paid by us for shared expenses, totaled approximately $223,000 during fiscal 2005.

We strive to ensure, and management believes that, the terms of our transactions with NASCAR and Grand American are no less favorable to us than could be obtained in arms-length negotiations.

Certain members of the France Family Group paid us for the utilization of security services, event planning, event tickets, purchase of catering services, maintenance services, and certain equipment. During fiscal 2005, we provided publishing and distribution services for Game Change Marketing, LLC, which is owned by a France Family Group member and leased certain parcels of land from WCF and JCF, LLC, which is owned by France Family Group members. The land parcels are used primarily for parking during the events held at Martinsville Speedway. The amounts paid for these items were based on actual costs incurred, similar prices paid by unrelated third party purchasers of similar items or estimated fair market values. The aggregate amount received by us for these items, net of amounts paid, totaled approximately $3.3 million during fiscal 2005.

We have collateral assignment split dollar insurance agreements covering the lives of William C. France and James C. France and their respective spouses. Upon surrender of the policies or payment of the death benefits thereunder, we are entitled to repayment of an amount equal to the cumulative premiums previously paid by us. We may cause the agreements to be terminated and the policies surrendered at any time after the cash surrender value of the policies equals the cumulative premiums advanced under the agreements. We recorded the insurance expense net of the increase in cash surrender value of the policies associated with these agreements.

Crotty & Bartlett, P.A., a law firm controlled by siblings of W. Garrett Crotty, one of our executive officers, leases office space located in our corporate office complex in Daytona Beach, Florida. We engage Crotty & Bartlett for certain legal and consulting services. The aggregate amount paid to Crotty & Bartlett by us for legal and consulting services, net of amounts received by us for leased office space, totaled approximately $180,000 during fiscal 2005.

J. Hyatt Brown, one of our directors, serves as President and Chief Executive Officer of Brown & Brown, Inc. ("Brown & Brown"). Brown & Brown has received commissions for serving as our insurance broker for several of our insurance policies, including our property and casualty policy, certain employee benefit programs and the split-dollar arrangements established for the benefit of William C. France, James C. France and their respective spouses. The aggregate commissions received by Brown & Brown in connection with our policies were approximately $507,000, during fiscal 2005.

Kinsey, Vincent Pyle, L.C., a law firm with which Christy F. Harris, one of our directors, is affiliated provided legal services to us for which we paid approximately $359,000 in fiscal 2005, which were charged to us on the same basis as those provided other clients.

Mr. Gregory W. Penske, one of our directors, is also an officer and director of Penske Performance, Inc. and other Penske Corporation affiliates, as well as the son of Roger S. Penske. Roger S. Penske beneficially owns a majority of the voting stock of and controls Penske Corporation and its affiliates. We rented Penske Corporation and its affiliates certain facilities for a driving school and sold hospitality suite occupancy and related services, merchandise and accessories to Penske Corporation, its affiliates and other related companies. In a special promotional arrangement designed to grow demand while maintaining price integrity, we sold approximately 8,000 tickets for certain events during fiscal 2005 at discounts greater than those afforded any other ticket purchaser to Penske Automotive Group, one of the largest automobile retailers in Southern California, which effected distribution of those tickets. Penske Truck Leasing rented certain vehicles and sold related supplies and services to us. Also, we paid Penske Corporation for the use of certain trademarks. In fiscal 2005, the aggregate amount received from Penske Corporation, its affiliates and other related companies, net of amounts paid by us, totaled approximately $1.5 million, for the aforementioned goods and services.

Raceway Associates is owned 75% by Motorsports Alliance and 25% by the former owners of the Route 66 Raceway, LLC. Edward H. Rensi, one of our directors, sold his approximately 1.28% ownership interest in Raceway Associates in fiscal 2005. We own an indirect equity investment in Chicagoland Speedway through our equity investment in Motorsports Alliance. We pay Chicagoland Speedway a rights fee to sell merchandise, programs and radio broadcasts. Chicagoland pays us for the purchase of programs and for costs related to the use of our jet dryers and other event support at its events. The net amount paid by us was approximately $572,000, during fiscal 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of Forms 3 and 4 and amendments thereto furnished to us during the fiscal year ended November 30, 2005, Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended November 30, 2005, and written representations furnished to us, Mr. Staed failed to file on a timely basis one report on Form 5 concerning certain transactions which were exempt from Section 16(b) of the Exchange Act. There is no other person who, at any time during the fiscal year, was a director, officer, or beneficial owner of more than ten percent of any class of our securities that failed to file on a timely basis reports required by section 16(a) of the Exchange Act during the fiscal year ended November 30, 2005.

Director Meetings and Committees

Our Board of Directors met 6 times during fiscal 2005. Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Growth & Development Committee and a Financing Committee.

The functions of the Audit Committee (which presently consists of Messrs. Aiello, Brown, and Mason) include (i) meeting with auditors to discuss the scope, fees, timing and results of the annual audit, (ii) reviewing our consolidated financial statements, and (iii) performing other duties deemed appropriate by the Board. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our Internet website at www.iscmotorsports.com. The Board of Directors has determined all of the members of the Audit Committee are qualified as audit committee financial experts (as defined by the SEC) and "independent" (as independence is presently defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). The Audit Committee met 6 times during fiscal 2005.

The functions of the Compensation Committee (which presently consists of Messrs. Rensi, Reuss, and Staed) include (i) reviewing existing compensation levels of executive officers, (ii) making compensation recommendations to management and the Board, and (iii) performing other duties deemed appropriate by the Board. The Compensation Committee met 4 times during fiscal 2005.

The functions of the Nominating and Corporate Governance Committee (which presently consists of Messrs. Brown, Graves and Rensi) include (i) selecting and recommending to the Board director nominees for election at each annual meeting of shareholders, as well as director nominees to fill vacancies arising between annual meetings, (ii) reviewing and recommending to the Board changes to the compensation package for directors, (iii) reviewing and, if appropriate, making changes to the responsibilities of directors and the qualifications for new nominees, (iv) annually assessing the Board's effectiveness as a whole as well as the effectiveness of the individual directors and the Board's various committees, (v) reviewing and recommending to the Board changes to the corporate governance standards for the Board and its committees, and (vi) performing other duties deemed appropriate by the Board. The Nominating and Corporate Governance Committee was established during fiscal 2004. The Nominating and Corporate Governance Committee met 2 times during fiscal 2005.

During the last full fiscal year, Mr. Brian Z. France attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served. All other directors attended 75% or more of the aggregate of such meetings.

Director Nomination Process

A current copy of the Nominating and Corporate Governance Committee charter is available on our Internet website at www.iscmotorsports.com. Each director on the Nominating and Corporate Governance Committee is "independent" (as independence is presently defined by the National Association of Securities Dealers' listing standards).

As part of its process and procedures, the Nominating and Corporate Governance Committee considers director candidates recommended by security holders. All recommendations of director candidates by shareholders will be furnished to the Nominating and Corporate Governance Committee and will be considered in the same manner and according to the same criteria as would all other director candidates.

At the present time there have been no material changes to the procedures by which security holders may recommend nominees to our board of directors. Shareholders who wish to nominate directors for election at an annual meeting of shareholders are required to follow the procedures contained in Article VI of our Amended and Restated Articles of Incorporation, which are available on our Internet website at www.iscmotorsports.com. Nominations must be in writing, addressed to the Secretary, and must be received in writing not less than 120 days nor more than 180 days prior to the first anniversary of the date of our notice of annual meeting of shareholders provided for the previous year's annual meeting. The shareholder's notice to the Secretary must set forth (i) certain information regarding the nominee, such as name, age and principal occupation, and (ii) certain information regarding the shareholder(s) such as the name and record address of the shareholder(s) and the number of shares of our capital stock such shareholder(s) own. No person will be eligible for election as a director unless nominated in accordance with these procedures.

As stated in its charter, the Nominating and Corporate Governance Committee will annually assess the Board's effectiveness, including the core competencies and qualifications of members of the Board. If the Nominating and Corporate Governance Committee deems it necessary, it may select and retain an executive search firm to identify qualified candidates to serve as members of the Board.

The Nominating and Corporate Governance Committee believes that members of and nominees to the Board should reflect expertise in one or more of the following areas: accounting and finance, business of motorsports, mergers and acquisitions, leadership, business and management, strategic planning, government relations, investor relations, executive leadership development and executive compensation. All nominees to our board of directors will be considered by the Nominating and Corporate Governance Committee with these criteria in mind.

Shareholder Communications to the Board

Shareholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, by mailing correspondence in the following manner:

International Speedway Corporation
Legal Department
1801 W. International Speedway Blvd.
Daytona Beach, Florida 32114
Attention: Board of Directors

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Our Legal Department will initially receive and process communications before forwarding them to the addressee. All communications will be forwarded to the addressee(s).

It is our policy to hold the annual meeting of directors immediately following the annual meeting of shareholders. All Board members are invited to attend the annual meeting of shareholders and are encouraged to attend. In fiscal 2005, all Board members attended the annual meeting of shareholders.

Code of Ethics

Our Audit Committee has adopted a code of ethics that applies to our senior financial officers including our principal executive officer, principal financial officer and principal accounting officer. A copy of that code of ethics is available on our Internet website at www.iscmotorsports.com. We intend to satisfy our disclosure obligations regarding any amendment to, or waiver from, any provision of our code of ethics that applies to any of our senior financial officers by posting that information on our Internet website. At the present time there have been no amendments or waivers.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements and related schedule in the Annual Report with Company management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedule with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61(as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm's independence from Company management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No.1, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

The Committee also reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting and the independent registered public accounting firm's report on management's assessment and the effectiveness of the Company's internal control over financial reporting. The Committee discussed with management and the independent registered public accounting firm significant deficiencies identified during the course of the assessment and the audit and management's plan to remediate those control deficiencies.

The Committee discussed with the Company's internal audit and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control, including internal control over financial reporting, and the overall quality of the Company's financial reporting. The Committee held five meetings during fiscal year 2005.

In reliance on the reviews and discussions referred to above, the Committee approved the inclusion of the audited consolidated financial statements and related schedule and management's assessment of the effectiveness of the Company's internal control over financial reporting in the Annual Report on Form 10-K for the year ended November 30, 2005 for filing with the Securities and Exchange Commission. In April 2005, the Committee approved the selection of the Company's independent registered public accounting firm which performed the fiscal 2005 annual audit of the Company's financial statements, the effectiveness of the Company's internal control over financial reporting and management's assessment, testing and evaluation of the operating effectiveness of the Company's controls over financial reporting.

The Committee is governed by a charter. The Committee is comprised solely of independent directors as defined by the NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

J. Hyatt Brown, Chairman
Raymond K. Mason, Jr.
Larry Aiello, Jr.

REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors intends to appoint Ernst & Young LLP, a registered independent public accounting firm, as auditors for the fiscal year ending November 30, 2006 prior to the 2006 Annual Meeting of Shareholders. Ernst & Young LLP, and its predecessors have served as our auditors since 1966. Representatives of Ernst & Young LLP will be present at the Annual Meeting of Shareholders with the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

For the year ended November 30, 2005, we paid Ernst & Young LLP, our independent auditors, approximately $738,825 for the annual audit including attestation services required by the Sarbanes-Oxley Act and approximately $47,490 for audit related services and $23,180 for tax and all other services, respectively. There were no fees billed by Ernst & Young LLP for consulting services in connection with financial information systems design and implementation or for internal audit services during the fiscal year ended November 30, 2005.

The information presented below discloses the aggregate fees billed to us for each of the last two fiscal years by Ernst & Young LLP, our independent auditors.

Audit Fees

Fiscal 2005 - $738,825. Fiscal 2004 - $952,675.

This category includes fees for professional services rendered for the audit of our annual financial statements, the review of financial statements included in our Form 10-Q, the audit of our internal controls and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. The 2004 fees include fees related to our Form S-4 filing.

Audit-Related Fees

Fiscal 2005 - $47,490. Fiscal 2004 - $36,825.

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included in Audit Fees above. The nature of the services comprising the fees disclosed in this category for fiscal 2005 are primarily accounting advisory services for acquisitions, dispositions and equity investments. The nature of the services comprising the fees disclosed in this category for fiscal 2004 are primarily accounting advisory services regarding the disposition of North Carolina Speedway and the acquisition of Martinsville Speedway.

Tax Fees

Fiscal 2005 - $23,180. Fiscal 2004 - $386,965.

This category includes fees for professional services that are rendered for tax compliance, tax advice, and tax planning. The nature of the services comprising the fees disclosed in this category for fiscal 2005 are consultations concerning certain transactions and assistance with federal tax examinations. The nature of the services comprising the fees disclosed in this category for fiscal 2004 are tax return preparation, review of estimated tax payments, assistance with state and federal tax examinations, advice regarding the Martinsville acquisition and the North Carolina disposition, and other tax advisory services.

All Other Fees

There were no other fees for products and services that are not disclosed in the previous categories.

Audit Committee Pre-approval Policies and Procedures

The audit committee, or one of its members who has been delegated pre-approval authority, considers and has approval authority over all engagements of the independent auditors. If a decision on an engagement is made by an individual member, the decision is presented at the next meeting of the audit committee. All of the engagements resulting in the fees disclosed above for fiscal 2005 were approved by the audit committee prior to the engagement.

COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

Pursuant to the Charter of the Compensation Committee of the Board of Directors, which was adopted by International Speedway Corporation's Board of Directors on April 7, 2004, Executive Officer Compensation is overseen by the Compensation Committee of the Board of Directors, which is composed entirely of independent directors. A copy of the Charter may be viewed on the Company's website at http://www.iscmotorsports.com.

Philosophy And Policies.

Executive Officer Compensation is structured and administered to offer competitive compensation based on the Executive Officer's contribution and personal performance in support of International Speedway Corporation's strategic plan and business mission.

The corporate compensation plan, including salary ranges and bonus structure, is reviewed and reevaluated every year. As part of the overall compensation plan International Speedway Corporation's Executive Officers are grouped in structured pay grades based upon job responsibility and description. Each grade has an established range for annual salary. The salary ranges for each grade have been evaluated annually and adjusted when appropriate by the Compensation Committee based upon changes in market conditions and International Speedway Corporation's performance factors.

Corporate Performance Measures Used To Determine Executive Officer Compensation.

Based on International Speedway Corporation's performance (determined subjectively by the Committee in accordance with the sound business judgment of its members after consideration of earnings per share, revenue growth and established salary ranges), the Committee established a total pool of dollars which was used to provide for increases in annual salary compensation to all employees including the Executive Officers.

Salary Compensation.

To assist International Speedway Corporation in defining and setting total executive compensation, the Committee reviewed and approved the recommended corporate goals and objectives relative to the compensation of the Executive Officers. The Committee also approved the compensation arrangements proposed by the Chief Executive Officer for all elected officers (other than himself). In assisting the setting of Executive Officer salaries the Committee considered (1) International Speedway Corporation's performance as measured against management goals approved by the Board of Directors, (2) personal performance in support of International Speedway Corporation's goals as measured by annual evaluation criteria, and (3) intangible factors and criteria such as payments by competitors for similar positions although no particular weighting of the factors or formula was used.

The Committee reviewed and approved the corporate goals and objectives relative to the compensation of the Chief Executive Officer, evaluated the performance of the Chief Executive Officer in light of these goals and objectives and set the annual compensation level of the Chief Executive Officer based on this evaluation. In assisting the setting of the Chief Executive Officer's salary, the Committee considered (1) International Speedway Corporation's performance as measured against the Chief Executive Officer's goals approved by the Board of Directors, (2) personal performance in support of International Speedway Corporation's goals as measured by annual evaluation criteria, and (3) intangible factors and criteria such as payments by competitors for similar positions although no particular weighting of the factors or formula was used.

Incentive Compensation.

International Speedway Corporation has an Annual Incentive Compensation Plan for Management in which the Executive Officers participate. As a result Executive Officer Compensation is significantly at risk. Planned incentive compensation for Executive Officers can be as high as 55% of total annual compensation.

Each Executive Officer is assigned a target bonus opportunity based on corporate and personal goals for the year. The actual bonus for each Executive Officer will range from 0% to more than 150% of the target depending upon results of corporate and personal performance during the year. The current corporate financial measurements are earnings per share based on budget, revenue based on budget, operating margin based on budget and management of corporate general expense budget. These may vary from year to year as established by the Compensation Committee. Personal performance factors are based on individual (functional) objectives and are tailored for each Executive Officer. A portion of each Executive Officer's incentive award will be based upon the Vice Chairman/CEO and the President's discretionary judgment of the individual's overall performance during the plan year.

The incentive compensation for all officers, including the Chairman, Vice Chairman/CEO and the President, is approved by the Compensation Committee.

Long Term Incentive Plan Compensation

1996 Long-Term Stock Incentive Plan. International Speedway Corporation's 1996 Long‑Term Stock Incentive Plan (the "1996 Plan") was adopted by the Board of Directors in September 1996. It was approved by the written consent of the holders of a majority of the outstanding shares of International Speedway Corporation in November 1996.

The 1996 Plan authorizes the grant of stock options (incentive and nonstatutory), stock appreciation rights ("SARs") and restricted stock to employees and consultants capable of contributing to International Speedway Corporation's performance. The 1996 Plan reserved an aggregate of 1,000,000 shares (subject to adjustment for stock splits and similar capital changes) of class A common stock for grants under the 1996 Plan. Incentive Stock Options may be granted only to employees eligible to receive them under the Internal Revenue Code of 1996, as amended.

The Board of Directors has designated the Compensation Committee (the "Committee") to administer the 1996 Plan. Awards under the 1996 Plan will contain such terms and conditions consistent with the 1996 Plan as the Committee in its discretion approves.

The Committee has discretion to administer the 1996 Plan in the manner that it determines, from time to time, is in the best interest of International Speedway Corporation. For example, the Committee will fix the terms of stock options, SARs and restricted stock grants and determine whether, in the case of options and SARs, they may be exercised immediately or at a later date or dates. Awards may also be granted subject to conditions relating to continued employment and restrictions on transfer. In addition, the Committee may provide, at the time an award is made or at any time thereafter, for the acceleration of a participant's rights or cash settlement upon a change in control of International Speedway Corporation. The terms and conditions of awards need not be the same for each participant. The foregoing examples illustrate, but do not limit, the manner in which the Committee may exercise its authority in administering the 1996 Plan. In addition, all questions of interpretation of the 1996 Plan will be determined by the Committee.

Awards of restricted shares of class A common stock were made under the 1996 Plan on April 1 in 1998, 1999, 2000, 2001, 2002 and 2003, on May 1, 2004, and on April 1, 2005. These awards were, based upon fiscal 1997, 1998, 1999, 2000, 2001, 2002, 2003 and 2004 results. The amount of these April 1 and May 1 awards was based upon International Speedway Corporation's performance as measured against annual financial goals established in advance by the Board of Directors. The April 1 and May 1 awards of restricted shares of class A common stock are initially restricted and will not immediately vest to the participant, but instead most carry a continued employment restriction of 3 years on 50% of the grant and 5 years on the other 50% of the grant, though the May 1, 2004 awards carry a continued employment restriction of 35 months on 50% of the grant and 59 months on the other 50% of the grant. If employment ends prior to the expiration of the vesting period for reasons acceptable to the Compensation Committee (death, disability, retirement, etc.) all or a portion of the unvested and unearned restricted shares may be allowed to vest. Termination of employment for any other reason will result in forfeiture of all unvested and unearned shares. Awards of restricted shares of class A common stock under the 1996 Plan are to be made April 1, 2006, based upon fiscal 2005 results and will carry restrictions equivalent to those imposed on the awards made on April 1 in 1998 -- 2003 and awards made on May 1, 2004 and April 1, 2005.

Additionally, awards of restricted shares of class A common stock were made under the 1996 Plan on May 1, 2002. These May 1 awards were made based upon individual compensation considerations unique to the officers receiving the awards. These May 1 awards of restricted shares of class A common stock are initially restricted and will not immediately vest to the participant, but instead carry a continued employment restriction of 35 months on 50% of the grant and 59 months on the other 50% of the grant. In January and April of 2003 and May of 2004, the Company awarded and issued 683, 1,468 and 764, respectively, restricted shares of the Company's class A common stock to certain managers and officers under the 1996 Plan. These shares of restricted shock vested on July 3, 2003, October 1, 2003 and November 1, 2004, respectively. Similar awards are not planned for fiscal 2006.

Prior to vesting the participant may vote the shares and receive dividends on the restricted shares as granted. Prior to vesting the certificates for the restricted shares will be held in escrow by International Speedway Corporation. After vesting the certificates for the restricted shares will be delivered to the participant. International Speedway Corporation has the right of first refusal to buy any stock issued (and vested) under the 1996 Plan that any participant wishes to sell.

Commencing with the April 2000 annual meeting, a portion of each non-employee director's compensation became awards of options to acquire class A common stock under the 1996 Plan (see "Director Compensation"). The non-employee director options are issued on the date of the annual shareholder meeting each year, were and are valued using the Black-Scholes method, have an exercise price equal to the market price of the class A common stock on the date of the grant, are first exercisable one year after the date of the grant, and expire on the tenth anniversary of the date of the grant. Additional options to acquire class A common stock under the 1996 Plan are to be awarded to non-employee directors on the date of the 2006 annual meeting.

In May 2002 and May 2004, selected non-officer managers of International Speedway Corporation were each granted an option to purchase 1,000 shares of class A common stock at an exercise price equal to the market price of the class A common stock on the date of the grant. These options were granted to 13 non-officer managers on May 1, 2002, 27 non-officer managers on May 1, 2004 and 1 non-officer manager on May 14, 2004. These options become exercisable over a two and one-half year period and expire on the tenth anniversary of the date of the grant. If employment ends prior to the exercise of the options for reasons acceptable to the Compensation Committee (death, disability, retirement, etc.) all or a portion of the then exercisable options may be exercised within certain time limits. Termination of employment for any other reason will result in forfeiture of all unexercised options. Similar awards to selected non-officer managers are planned for fiscal 2006.

2006 Long-Term Stock Incentive Plan. International Speedway Corporation's 2006 Long‑Term Incentive Plan (the "2006 Plan") was adopted by the Compensation Committee in February 2006. A copy of the 2006 Plan is attached hereto. If approved by the shareholders, 2006 awards under the 2006 Plan will be made in a similar fashion as those made pursuant to the 1996 Plan.

Collateral Assignment Split-Dollar Insurance

In October 1995, based upon evaluation and recommendation of the Compensation Committee, International Speedway Corporation entered into collateral assignment split‑dollar insurance agreements covering the lives of William C. France, the then-Chairman/CEO and James C. France, the then-President and their respective spouses. Pursuant to the agreements, International Speedway Corporation advanced annual premiums of approximately $1.2 million each year for a period of eight years, which ended in fiscal 2002. Upon surrender of the policies or payment of the death benefits thereunder, International Speedway Corporation is entitled to the repayment of an amount equal to the cumulative premiums it has paid. Although Securities and Exchange Commission rules require disclosure of the entire premium advanced in the Summary Compensation Table, the Compensation Committee determined the compensation aspect of the plan was actually less than the total premium because of the repayment requirement and represented reasonable and appropriate compensation to the covered executives, when considered in light of their total compensation package.

Vice Chairman/Ceo Compensation Bases.

The Compensation Committee determined a 3% increase in Vice Chairman/CEO compensation was appropriate for 2005 in light of continued corporate performance.

Thomas W. Staed

Lloyd E. Reuss
Edward H. Rensi

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

During the fiscal year ended November 30, 2005, we paid each non-employee director for their service as a director with (i) a $15,000 annual retainer which each non-employee director can elect to receive in either cash or options to acquire Class A common stock; (ii) an annual grant of options worth $20,000 to acquire Class A common stock; and (iii) a $1,500 fee for each meeting of the Board of Directors attended and a $1,000 fee for each Board committee meeting attended. Options are issued pursuant to the 1996 Long-Term Stock Incentive Plan, and valued using the Black-Scholes method. The value of the aggregate retainers and fees paid to non-employee directors in cash or options with respect to fiscal 2005 services totaled approximately $488,983. We also reimburse directors for all expenses incurred in connection with their activities as directors.

Performance Graph

The rules of the SEC require us to provide a line graph covering at least the last five fiscal years and comparing the yearly percentage change in our total shareholder return on a class of our common stock with the cumulative total return of a broad equity index, assuming reinvestment of dividends, and the cumulative total return, assuming reinvestment of dividends, of a published industry or line‑of‑business index; peer issuers selected in good faith; or issuers with similar market capitalization. The graph below compares the cumulative total five year return of our class A common stock with that of the NASDAQ Stock Market Index (U.S. Companies) and with the 40 NASDAQ issues (U.S. companies) listed in SIC codes 7900‑7999, which encompasses service businesses in the amusement, sports and recreation industry, which includes indoor operations that are not subject to the impact of weather on operations, and pari‑mutual and other wagering operations. We conduct large outdoor sporting and entertainment events that are subject to the impact of weather, and we are not involved in pari‑mutual or other wagering. The stock price shown has been estimated from the high and low prices for each quarter for which the close is not available. Because of the unique nature of our business and the fact that public information is available concerning only a limited number of companies involved in the same line of business, and no public information is available concerning other companies in our line of business, we do not believe that the information presented below is meaningful.

Comparison of Five-Year Cumulative Return* Among

International Speedway Corp., NASDAQ SIC 7900 Index and NASDAQ Stock Market Index

* Assumes $100 investment in the common stock of International Speedway Corporation, Nasdaq Stocks SIC 7900-7999 (US Companies) and Nasdaq Stock Market Indices on November 30, 2000 (US Companies) with dividend reinvestment.

Executive Compensation

The following table sets forth the total compensation we paid for services rendered during the last three fiscal years to all persons who served as our Chief Executive Officer during any portion of fiscal 2005 and our four other most highly compensated executive officers during fiscal 2005.

	Annual Compensation				Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)(1)	Restricted Stock Awards ($) (2)	All Other Compensa- tion ($) (3)

James C. France	2005	$518,311	$284,925	$ 5,112	$386,694	$ 27,064
Chief Executive	2004	$500,837	$337,175	$ 5,772	$243,237	$ 25,266
Officer	2003	$461,668	$195,797	$ 9,895	$177,906	$ 23,842

William C. France	2005	$533,495	$293,451	$ 3,955	$448,485	$ 20,741
Chairman	2004	$516,028	$347,281	$ 3,532	$325,556	$ 26,248
	2003	$499,500	$236,304	$ 3,601	$238,077	$ 27,293

Lesa France Kennedy	2005	$421,442	$236,500	$ 0	$232,244	$ 17,543
President	2004	$408,110	$250,200	$ 0	$142,610	$ 16,213
	2003	$325,325	$121,113	$ 0	$130,676	$ 15,157

John R. Saunders	2005	$352,111	$168,386	$ 2,819	$140,779	$ 17,303
Executive Vice President &	2004	$330,120	$141,968	$ 184	$ 83,588	$ 15,969
Chief Operating Officer	2003	$292,077	$ 97,426	$ 4,032	$ 73,510	$ 14,800

H. Lee Combs	2005	$292,672	$102,202	$ 1,605	$115,173	$ 17,467
Senior Vice President -	2004	$287,073	$103,836	$ 1,357	$ 83,588	$ 16,130
Corporate Development	2003	$278,584	$ 95,092	$ 1,527	$ 61,131	$ 14,968

(1)     The compensation reported in this column consists of amounts reimbursed during the year for the payment of taxes. Perquisites and other personal benefits, securities or property (valued at our aggregate incremental cost) are included in "All Other Compensation" because the value is less than the lesser of either $50,000 or 10% of the total of annual salary and bonus for the named executive officer.

(2)     Reflects the aggregate market value of shares awarded under our 1996 Long‑Term Stock Incentive Plan (calculated as of the date of the award). The indicated awards were made in April or May with respect to services rendered in the prior fiscal year.

(3)     The compensation reported in this column consists of (i) payments for insurance, including premium payments and related expense for split‑dollar and other life insurance, accidental death and dismemberment insurance, group health insurance, and long and short term disability insurance, and (ii) contributions to our 401(k) plan. The amounts applicable to each Named Officer for each category for fiscal 2005 are as follows: William C. France ($20,741, and $0, respectively); James C. France ($18,664, and $8,400, respectively); Lesa France Kennedy ($9,143, and $8,400, respectively); John R. Saunders ($8,903, and $8,400, respectively); and H. Lee Combs ($9,067, and $8,400, respectively). Pursuant to the split‑dollar life insurance arrangements, the premiums will be repaid to us in future periods.

VOTING PROCEDURE

With respect to the election of directors, the person receiving a plurality of the votes cast by shares entitled to vote for the position being filled shall be elected. Approval or rejection of the 2006 Plan shall be decided by a majority of the votes cast by shares entitled to vote at the meeting. We know of no other items to come before the meeting other than those stated above. On any other item that should come before the meeting, the matter shall be decided by a majority of the votes cast by shares entitled to vote at the meeting.

In advance of the meeting we will appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled at the meeting by the person presiding. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

Dissenters' Right of Appraisal

We do not anticipate that any matter will be acted upon at the meeting that would give rise to rights of appraisal or similar rights of dissenters.

AVAILABLE INFORMATION

We file annual, quarterly and special reports, information statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can also obtain information about us at the offices of the National Association of Securities Dealers, 1735 K St., N.W., Washington, D.C. 20006.

By Order of the Board of Directors

W. Garrett Crotty

Senior Vice President, Secretary and

General Counsel

March 3, 2006

Exhibit A

International Speedway Corporation
2006 Long Term Incentive Plan

ARTICLE I

ESTABLISHMENT OF THE PLAN

1.1 Plan Name. This Plan shall be known as the International Speedway Corporation 2006 Long Term Incentive Plan.

1.2 Effective Date and Expiration of Plan.

(a) The Plan shall be effective on the date the Board of Directors or the Committee adopts the Plan (the "Effective Date"), provided that the shareholders of the Corporation approve the Plan within twelve (12) months of its adoption by the Board of Directors or the Committee.

(b) The Plan may be suspended, abandoned or terminated at any time by the Board of Directors or the Committee. Unless sooner terminated, the Plan shall terminate on the date that is ten (10) years after shareholder approval of the Plan (the "Term"), and no Awards may be made thereafter. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

1.3 Amendment.

(a) Subject to applicable law, the Board of Directors or the Committee may amend the Plan or any portion thereof from time to time in such respects as the Board of Directors or the Committee may deem advisable in order that any Awards shall conform to any change in applicable laws or regulations or in any other respect the Board of Directors or the Committee may deem to be in the best interests of the Corporation; provided, however, that no such amendment shall, without approval of the shareholders of the Corporation: (i) except as expressly provided in the Plan, increase the number of shares of Common Stock which may be issued under the Plan; (ii) expand the types of awards available to Participants under the Plan; (iii) materially expand the class of persons eligible to participate in the Plan; (iv) materially change the method of determining the Option Price; (v) delete or limit the provision prohibiting the re-pricing of Options; or (vi) extend the Term of the Plan. No such amendment, suspension, or termination shall materially adversely alter or impair any outstanding Award without the consent of the Participant affected thereby.

(b) Notwithstanding Section 1.3(a), the Committee may amend or modify any outstanding Awards in any manner to the extent that the Committee would have had the authority under the provisions of the Plan as in effect at the time of the Award, initially to award such Awards as so modified or amended, including, without limitation, to change the date or dates as of which such Options or SARs may be exercised, to remove the restrictions on shares of Restricted Stock, or to modify the manner in which Performance Units are determined and paid.

1.4 Purpose. The purpose of the Plan is (i) to provide selected key employees (including officers and directors who are also key employees), the non-employee directors of the Corporation and selected consultants and advisors of the Corporation and its Subsidiaries with increased financial incentives to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries; (ii) to align and join the interests of key employees, non-employee directors, consultants and advisors with the interests of the shareholders of the Corporation by focusing on long-term goals and creation of increases in shareholder value; and (iii) to facilitate attracting and retaining key employees, consultants and advisors of exceptional ability by providing incentive compensation opportunities competitive with those of other major corporations.

ARTICLE II

DEFINITIONS

Unless otherwise defined in the Plan, as used herein, the following definitions shall apply:

a.      "Administrator" means the Committee or the designated individual or individuals to whom the Committee delegates authority under and in accordance with the Plan.

b.     "Award" means, individually or collectively, any Option, SAR, Restricted Stock, Restricted Performance Stock, Unrestricted Stock, Cash Award or Performance Unit Award.

c.      "Award Statement" means a written confirmation of an Award under the Plan furnished to the Participant.

d.     "Board of Directors" shall mean the Board of Directors of the Corporation.

e.      "Cash Proceeds" means the cash actually received by the Corporation for the purchase price payable upon exercise of an Option plus the maximum tax benefit that could be realized by the Corporation as a result of the exercise of such Option, which tax benefit shall be determined by multiplying (i) the amount that is deductible as a result of any such Option exercise (currently equal to the amount upon which the Participant's tax withholding obligation is calculated), times (ii) the maximum federal corporate income tax rate for the year of exercise. To the extent a Participant pays the exercise price and/or withholding taxes with shares, Cash Proceeds shall not be calculated with respect to the amounts so paid.

f.      "Cause," except for purposes of Article XI, with respect to any Participant, means (i) the definition of "Cause" as set forth in any individual employment agreement which may be applicable to such Participant, or (ii) in the case of a Participant who does not have an individual employment agreement that defines Cause, then "Cause" means the termination of a Participant's employment by his or her employer by reason of his or her (1) engaging in gross misconduct that is injurious to his or her employer and/or the Corporation, monetarily or otherwise, (2) misappropriation of funds, (3) willful misrepresentation to the directors or officers of his or her employer and/or the Corporation, (4) gross negligence in the performance of the Participant's duties having an adverse effect on the business, operations, assets, properties or financial condition of his or her employer and/or the Corporation, (5) conviction of a crime involving moral turpitude, or (6) entering into competition with his or her employer and/or the Corporation. The determination of whether a Participant's employment was terminated for Cause shall be made by the Corporation in its sole discretion.

g.     "Change in Control" means any of the following events, unless the Board of Directors prior to such event determines by an affirmative vote of a least 85% of the Directors that such event should not be deemed a change in control:

(i) An acquisition (other than directly from the Corporation) of any voting securities of the Corporation by any person or group who previously was the beneficial owner of less than 10% of the combined voting power of the Corporation's outstanding voting securities and who immediately after such acquisition is the beneficial owner of 20% or more of the combined voting power of the Corporation's then outstanding voting securities; provided, however, that, in determining whether a change of control has occurred, voting securities which are acquired by (1) an employee benefit plan (or a trust forming a part thereof) maintained by the Corporation or any Subsidiary, (2) the Corporation or any Subsidiary, (3) any individual member of a group which immediately prior to the acquisition was the beneficial owner of 51% or more of the combined voting power of the Corporation's outstanding voting securities, or (4) any person in connection with a Non-Control Transaction (as hereinafter defined), will not constitute an acquisition which results in a change of control;

(ii) Approval by stockholders of the Corporation of:

(1) a merger, consolidation, or reorganization involving the Corporation, unless:

(A) the shareholders of the Corporation immediately before such merger, consolidation, or reorganization will own, directly or indirectly, immediately following such merger, consolidation, or reorganization, at least 80% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Corporation immediately before such merger, consolidation, or reorganization; and

(B) the individuals who were members of the Board of Directors immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute a majority of the members of the Board of Directors of the Surviving Corporation; and

(C) no person (other than the Corporation, any Subsidiary, any employee benefit plan, or any trust forming a part thereof) maintained by the Corporation, the Surviving Corporation, any subsidiary of the Surviving Corporation, or any person or group who, immediately prior to such merger, consolidation, or reorganization, was the beneficial owner of 20% or more of the then outstanding voting securities of the Corporation, is the beneficial owner of 10% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

(D) a transaction described in clauses (i) through (iii) above is referred to herein as a "Non-Control Transaction;"

(2) the complete liquidation or dissolution of the Corporation; or

(3) an agreement for sale or other disposition of all or substantially all of the assets of the Corporation to any person (other than a transfer to a Subsidiary).

(iii) Notwithstanding the foregoing, a change of control will not be deemed to occur solely because any person (a "Subject Person") acquires beneficial ownership of more than the permitted amount of the outstanding voting securities of the Corporation as a result of the acquisition of voting securities by the Corporation which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that if a change of control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by the Subject Person, then a change of control will be deemed to have occurred.

For the purposes of the foregoing definitions, "group" shall have the same meaning as when used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

h.     "Code" means the Internal Revenue Code of 1986, as amended.

i.       "Committee" shall mean the Compensation Committee designated by the Board of Directors of the Corporation, or such other committee as shall be specified by the Board of Directors to perform the functions and duties of the Committee under the Plan; provided, however, that the Committee shall comply with the requirements of (i) Rule 16b-3 of the Rules and Regulations under the Exchange Act, and (ii) Section 162(m) of the Code and the regulations thereunder.

j.       "Common Stock" shall mean Class A Common Stock of the Corporation.

k.     "Corporation" shall mean International Speedway Corporation, a Florida corporation, or any successor thereof.

l.       "Date of Grant" shall mean the date on which an Award is granted pursuant to the terms of the Plan.

m.   "Deferred Account" means an account established for a Participant under this Plan.

n.     "Deferred Compensation Plan" means any Deferred Compensation Plan presently existing or subsequently established for the Corporation or any Subsidiary for which a Participant under this Plan is also eligible to participate.

o.     "Director" shall mean a member of the Board of Directors.

p.     "Discretion" shall mean in the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat a key employee, director, consultant or advisor in a manner consistent with the treatment afforded other key employees, directors, consultants or advisors with respect to the Plan.

q.    "Dividend Equivalent" shall mean the right to receive an amount equal to the regular cash dividend paid on one share of Common Stock. Dividend Equivalents may only be granted in connection with the grant of an Award that is based on but does not consist of shares of Common Stock (whether or not restricted). The number of Dividend Equivalents so granted shall not exceed the number of related stock-based rights. (For example, the number of Dividend Equivalents granted in connection with a grant of Stock Appreciation Rights may equal the number of such Stock Appreciation Rights, even though the number of shares actually paid upon exercise of those Stock Appreciation Rights necessarily will be less than the number of Stock Appreciation Rights and Dividend Equivalents granted.) Dividend Equivalents shall be subject to such terms and conditions as may be established by the Committee, but they shall expire no later than the date on which their related stock-based rights are either exercised, expire or are forfeited (whichever occurs first). The amounts payable due to a grant of Dividend Equivalents may be paid in cash, either currently or deferred, or converted into shares of Common Stock, as determined by the Committee.

r.       "Fair Market Value" shall mean (i) the closing price of a share of the Common Stock on the principal exchange on which shares of the Common Stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding day during which a sale occurred; (ii) if such Common Stock is not traded on an exchange, but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Common Stock is then listed on the NASDAQ National Market) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock on such date as determined in good faith by the Committee.

s.      "Incentive Option" shall mean an option to purchase Common Stock which meets the requirements set forth in the Plan and also meets the definition of an incentive option within the meaning of Section 422 of the Code; provided, however, that Incentive Options may only be granted to persons who are employees of the Corporation or of a Subsidiary in which the Corporation owns, directly or indirectly, 50% or more of the combined voting power of all classes of stock of the Subsidiary. The Option agreement for an Incentive Option shall state that the option is intended to be an Incentive Option.

t. "Nonqualified Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive option within the meaning of Section 422 of the Code. The Option agreement for a Nonqualified Option shall state that the Option is intended to be a Nonqualified Option.

u.     "Option" means either a Nonqualified Option or an Incentive Option to purchase Common Stock.

v.     "Option Price" means the price at which Common Stock may be purchased under an Option agreement, or in the case of a SAR, the Fair Market Value of Common Stock on the date the SAR is awarded.

w.   "Participant" shall mean (i) any individual designated by the Committee for participation in the Plan, or (ii) a Transferee.

x.     "Performance Award" shall mean an Award, the granting of which is subject to and as a result of the achievement of Performance Goals.

y.     "Performance Goals" means goals established by the Committee. A list of authorized performance criteria is attached hereto as Exhibit A.

z.      "Performance Period" means a period of time over which performance is measured.

aa.  "Performance Unit" means the unit of measure by which is expressed the value of a Performance Unit Award.

bb. "Plan" shall mean this International Speedway Corporation 2006 Long-Term Incentive Plan.

cc.  "Plan Year" shall mean a fiscal year of the Corporation falling within the term of this Plan.

dd.       "Qualifying Performance Criteria" shall mean any one or more of the performance criteria listed on the attached Exhibit A, either individually, alternatively or in any combination, applied to any of the measurement units listed on Exhibit A, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Administrator or, with respect to Awards intended to satisfy Section 162(m) of the Code, exclusively by the Committee, in the Award. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occur during a performance period: (A) asset impairments or write-downs; (B) litigation judgments or claim settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Corporation's annual report to shareholders for the applicable year; and (F) any other adjustment consistent with the operation of the Plan. Notwithstanding the foregoing, Awards intended to comply with Section 162(m) of the Code shall be based exclusively on those criteria and other terms and conditions that so comply.

ee.  "Restricted Performance Stock" means Common Stock subject to Performance Goals.

ff.   "Restriction Period" means a period of time determined under Section 3.7(a) during which Restricted Stock is subject to the terms and conditions provided in Section 3.7.

gg. "Restricted Stock" means Common Stock subject to the terms and conditions provided in Section 3.7 and including Restricted Performance Stock.

hh. "Restricted Stock Award" means a grant of Common Stock of the Corporation which is subject to forfeiture, restrictions against transfer, and such other terms and conditions determined by the Committee, as provided in Section 3.7.

ii.     "Share" means a share of the Common Stock, as adjusted in accordance with the Plan.

jj.     "Stock Appreciation Right" or "SAR" shall mean a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock, as provided in Section 3.3, including but not limited to, freestanding Stock Appreciation Rights and tandem Stock Appreciation Rights granted at such times, terms and conditions as are specified in the agreement of other documents evidencing such award (the "Stock Appreciation Right Agreement").

kk.  "Subsidiary" shall mean any corporation, limited liability company, or similar entity in which the Corporation owns, directly or indirectly, stock or other equity interest ("Stock") possessing more than 25% of the combined voting power of all classes of Stock; provided, however, that an Incentive Option may be granted to an employee of a Subsidiary only if the Subsidiary is a corporation and the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of Stock of the Subsidiary.

ll.       "Transferee" means a person to whom a Participant has transferred his or her rights to an Award under the Plan in accordance with Section 10.5 and procedures and guidelines adopted by the Corporation.

mm.    "Unrestricted Stock" shall mean Common Stock awarded pursuant to Section 3.8.

ARTICLE III

AWARDS AND PARTICIPANTS

3.1 Awards.

(a) Awards permitted under the Plan may consist of Incentive Options, Nonqualified Options, SARs, Restricted Stock, Restricted Performance Stock, Unrestricted Stock, Cash and/or Performance Unit Awards. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under a particular Section of the Plan need not be uniform and Awards under two or more Sections may be combined in one Award Statement. Any combination of Awards may be granted at one time and on more than one occasion to the same eligible person. Awards of Performance Units and Restricted Performance Stock shall be earned solely upon attainment of Performance Goals and the Committee shall have no discretion to increase such Awards.

(b) At any time and from time to time during the Plan Year, the Committee shall determine and designate, in its Discretion, those key employees, directors, consultants or advisors of the Corporation or any Subsidiary to receive Awards under the Plan, who, in the judgment of the Committee, are or will become responsible for the direction and financial success of the Corporation or any Subsidiary; provided, however, that Incentive Options may be granted only to persons who are key employees of the Corporation or a Subsidiary, and in the case of a Subsidiary only if (i) the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of Stock of the Subsidiary and (ii) the Subsidiary is a corporation. For the purposes of the Plan, key employees shall include officers and directors who are also key employees of the Corporation or any Subsidiary. References in this Plan to "employment" and similar terms (except "employee") shall include the providing of services in the capacity of a director, consultant or adviser. A person who has been engaged by the Corporation for employment shall be eligible for Awards other than Incentive Options, provided such person actually reports for and commences such employment within 90 days after the Date of Grant. Incentive Options may be granted only to individuals who are employees on the Date of Grant.

(c) Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to make, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the Plan's administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors, be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

3.2 Options.

(a) Subject to the terms of the Plan, the Committee, in its Discretion, may grant to Participants either Incentive Options or Nonqualified Options or any combination thereof. Each Option granted under the Plan shall designate the number of Shares covered thereby, if any, with respect to which the Option is an Incentive Option, and the number of Shares covered thereby, if any, with respect to which the Option is a Nonqualified Option.

(b) Subject to the rules set forth in this Section 3.2, at the time any Option is granted, the Committee, in its Discretion, shall establish the price per share for which the Shares covered by the Option may be purchased. With respect to an Incentive Option, such Option Price shall not be less than 100% of the Fair Market Value of the Common Stock on the date on which such Option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or any Subsidiary, the Option Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant of such Option. With respect to a Nonqualified Option, the Option Price shall not be less than 50% of the Fair Market Value of the Common Stock on the Date of Grant of such Option. The Option Price shall be subject to adjustment in accordance with the provisions of the Plan.

(c) To exercise in whole or in part any Option granted hereunder, payment of the Option Price in full in cash or, with the consent of the Committee, in Common Stock or by a promissory note payable to the order of the Corporation in a form acceptable to the Committee, shall be made by the Participant for all Shares so purchased. Such payment may, with the consent of the Committee, also consist of a cash down payment and delivery of such promissory note in the amount of the unpaid exercise price. In the Discretion of and subject to such conditions as may be established by the Committee, payment of the Option Price may also be made by the Corporation retaining from the Shares to be delivered upon exercise of the Option that number of Shares having a Fair Market Value on the date of exercise equal to the Option Price of the number of Shares with respect to which the Participant exercises the Option. Such payment may also be made in such other manner as the Committee determines is appropriate, in its Discretion. No Participant shall have any of the rights of a shareholder of the Corporation under any Option until the actual issuance of Shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such Shares, except as may be otherwise provided in the Plan.

3.3 Stock Appreciation Rights.

(a) Subject to the terms of the Plan, the Committee may grant Stock Appreciation Rights to Participants either in conjunction with, or independently of, any Options granted under the Plan. A Stock Appreciation Right granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the Stock Appreciation Right to the extent of the number of Shares purchased upon exercise of the Option and, correspondingly, the exercise of the Stock Appreciation Right terminates the Option to the extent of the number of Shares with respect to which the Stock Appreciation Right is exercised. Alternatively, a Stock Appreciation Right granted in conjunction with an Option may be an additional right wherein both the Stock Appreciation Right and the Option may be exercised. A Stock Appreciation Right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the Stock Appreciation Right affects the right to exercise the Incentive Option or vice versa, unless the Stock Appreciation Right, by its terms, meets all of the following requirements:

(i)     the Stock Appreciation Right will expire no later than the Incentive Option;

(ii)   the Stock Appreciation Right may be for no more than the difference between the Option Price of the Incentive Option and the Fair Market Value of the Shares subject to the Incentive Option at the time the Stock Appreciation Right is exercised;

(iii) the Stock Appreciation Right is transferable only when the Incentive Option is transferable, and under the same conditions;

(iv) the Stock Appreciation Right may be exercised only when the Incentive Option is eligible to be exercised; and

(v)   the Stock Appreciation Right may be exercised only when the Fair Market Value of the Shares subject to the Incentive Option exceeds the Option Price of the Incentive Option.

(b) Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of or, in the Discretion of the Committee if provided in the Corporation-Participant Agreement (as defined below), a portion of the excess of (i) the then aggregate Fair Market Value of the number of Shares with respect to which the Participant exercises the Stock Appreciation Right, over (ii) the aggregate Fair Market Value of such number of Shares at the time the Stock Appreciation Right was granted. This amount shall be payable by the Corporation, in the Discretion of the Committee, in cash or in Common Stock or any combination thereof.

3.4 Granting and Exercising of Options and Stock Appreciation Rights.

(a) Subject to the provisions of this Section 3.4, each Option and Stock Appreciation Right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee at the time of the grant; provided, however, no Option or Stock Appreciation Right may be exercisable prior to the expiration of six (6) months from the Date of Grant unless the Participant dies or becomes disabled prior thereto. Notwithstanding anything contained in the Plan to the contrary, Stock Appreciation Rights shall always be granted and exercised in such a manner as to conform to the provisions of rules adopted pursuant to the provisions of Section 16 of the Exchange Act. In addition, the aggregate Fair Market Value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

(b) A Participant may exercise an Option or Stock Appreciation Right, if then exercisable, in whole or in part by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by: (i) payment for the Shares with respect to which the Option is exercised in accordance with the Plan; or (ii) in the Discretion of the Committee, irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the Shares with respect to which the Option is exercised from the proceeds of the stock broker's sale of or loan against the Shares. Except as provided in Section 10.1, Options and Stock Appreciation Rights granted to a Participant may be exercised only while the Participant is an employee of the Corporation or a Subsidiary.

(c) Successive Options and Stock Appreciation Rights may be granted to the same Participant, whether or not the Option(s) and Stock Appreciation Right(s) previously granted to such Participant remain unexercised. A Participant may exercise an Option or a Stock Appreciation Right, if then exercisable, notwithstanding that Options and Stock Appreciation Rights previously granted to such Participant remain unexercised.

(d) The Committee in its sole discretion may by giving written notice ("Cancellation Notice") cancel, effective upon the date of any corporate transaction described in Section 10.9 hereof, any Option or Stock Appreciation Right that remains unexercised on such date. The Cancellation Notice shall be given a reasonable period of time prior to the proposed date of cancellation and may be given either before or after shareholder approval of such corporate transaction.

3.5 Non-transferability of Options and Stock Appreciation Rights. No Option or Stock Appreciation Right granted under the Plan to a Participant shall be transferable by such Participant otherwise then by will or by the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable, during the lifetime of the Participant, only by the Participant.

3.6 Term of Options and Stock Appreciation Rights. If not sooner terminated, each Option and Stock Appreciation Right granted hereunder shall expire not more than ten (10) years from the Date of Grant thereof; provided, however, that with respect to an Incentive Option or a related Stock Appreciation Right granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or of any parent or Subsidiary, such Option and Stock Appreciation Right shall expire not more than five (5) years after the Date of Grant thereof.

3.7 Restricted Stock. Subject to the terms of the Plan, the Committee may award shares of Restricted Stock to Participants. All shares of Restricted Stock granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

(a) At the time an Award of Restricted Stock or Restricted Stock Units is made, the Committee shall establish the terms and conditions applicable to such Award, including the Restriction Period during which certain restrictions established by the Committee shall apply to the Award. The Restriction Period shall be not less six (6) months and no greater than five (5) years. Each such Award, and designated portions of the same Award, may have a different Restriction Period, at the discretion of the Committee. Except as permitted or pursuant to this Plan, the Restriction Period applicable to a particular Award shall not be changed.

(b) Shares of Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the Restriction Period applicable to such shares. Except for such restrictions on transfer, a Participant shall have all of the rights of a shareholder in respect of Restricted Stock awarded to him or her including, but not limited to, the right to receive any dividends on, and the right to vote, the shares except that:

(i)     the Participant shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired;

(ii)   the Corporation may either issue shares subject to such restrictive legends and/or stop-transfer instructions as it deems appropriate or provide for retention of custody of the Restricted Stock during the Restriction Period;

(iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restriction Period; and

(iv) a breach of the terms and conditions established by the Committee with respect to the Restricted Stock shall cause a forfeiture of the Restricted Stock.

(c) Subject to the terms of the Plan, in the event a Participant terminates employment during a Restriction Period for the Participant's Restricted Stock, such Restricted Stock will be forfeited and transferred back to the Corporation, without payment of any consideration by the Corporation; provided, however, that the Committee may provide for proration or full payout in the event of (i) a termination of employment because of normal or late retirement, (ii) with the consent of the Committee, early retirement or spin-off, (iii) death, (iv) total and permanent disability, as determined by the Committee, or (v) with the consent of the Committee, termination of employment after 15 years of employment with the Corporation or a Subsidiary or any combination thereof, all subject to any other conditions the Committee may determine. However, the Committee may, in its Discretion, release some or all of the Restricted Stock from the restrictions.

(d) Stock certificates shall be issued in respect of shares of Restricted Stock awarded hereunder and shall be registered in the name of the Participant. Such certificates shall be deposited with the Corporation or its designee, together with a stock power endorsed in blank, and, in the Discretion of the Committee, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.

(e) At the expiration of the Restriction Period applicable to the Restricted Stock, the Corporation shall deliver to the Participant or the legal representative of the Participant's estate the stock certificates deposited with it or its designee and as to which the Restriction Period has expired. If a legend has been placed on such certificates, the Corporation shall cause such certificates to be reissued without any legend which is no longer applicable.

(f) In the case of events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation, any stock, securities or other property which a Participant receives or is entitled to receive by reason of his or her ownership of Restricted Stock shall, unless otherwise determined by the Committee, be subject to the same restrictions applicable to the Restricted Stock and shall be deposited with the Corporation or its designee.

3.8 Unrestricted Stock.

(a) Subject to the terms and provisions of the Plan, a Participant shall have the opportunity to receive an award of Unrestricted Stock in such amounts and upon such terms and at such times as determined by the Committee in its Discretion.

(b) The Committee shall set performance objectives in its Discretion which, depending on the extent to which they are met, will determine the number of Shares and/or value of Performance Awards that will be paid to the Participant. The Committee shall establish the Performance Period for each Performance Award and shall impose such other conditions and/or restrictions on any Performance Awards as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance objectives (Corporation-wide, business unit, and/or individual), Qualifying Performance Criteria, time-based restrictions, and/or restrictions under applicable Federal or state securities laws.

(c) Subject to the terms of this Plan and Section 3.8, after the applicable Performance Period has ended, the Participant shall be entitled to receive a payment of the number of Shares and/or cash earned by the Participant over the applicable Performance Period. Notwithstanding the attainment of specific performance objectives, the Committee has the discretion to reduce or eliminate an Award that would otherwise be payable based on its evaluation of extraordinary events as described in Section 1.dd. of the Plan and other factors.

(d) Payment of Performance Awards shall be made as soon as practical following the close of the applicable Performance Period in a manner designated by the Committee, in its Discretion. Subject to the terms of this Plan, the Committee, in its Discretion, may pay Performance Awards in the form of Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the Performance Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

(e) Except as otherwise provided in this Plan and as specified in Section 10.1, a Participant must remain in the employment of the Corporation until the payment of a Performance Award in order to be entitled to payment; provided, however, that the Committee may, in its Discretion, provide for a partial or full payment in the event the Participant is not so employed.

(f) A Performance Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

3.9 Cash Awards.

(a) Subject to the terms and provisions of the Plan, a Participant shall have the opportunity to receive a cash award in such amounts and upon such terms and at such times as determined by the Committee in its Discretion (a "Cash Award"). A Cash Award may take the form of a payment of cash to the Participant or, in the Committee's Discretion, may confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year (a "Performance Cash Award").

(b) Each Performance Cash Award shall contain Performance Goals, which may, in the Committee's Discretion, include the following: (i) the minimum, target and maximum amount payable to the Participant as a Performance Cash Award; (ii) the performance criteria and level of goal achievement versus these criteria which shall determine the amount of such payment; (iii) the period as to which performance shall be measured for establishing the amount of any payment; (iv) the timing of any payment earned by virtue of performance; (v) restrictions on the alienation or transfer of the Performance Cash Award prior to actual payment; (vi) forfeiture provisions; (vii) crediting, calculation and distribution of bank balances, if applicable; (viii) determination of performance leverage factors; (ix) qualification and characterization of distributions for other plans; and (x) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee. The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to all Cash Awards and/or Performance Cash Awards granted under this Plan for any fiscal year of the Corporation to any Participant that are intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall not exceed U.S. $10,000,000.

(c) The Committee shall establish the Performance Goals and level of achievement versus such Performance Goals which shall determine the target and the minimum and maximum amount payable under a Performance Cash Award. The Committee may specify the percentage of the target Performance Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the Performance Goals for any portion of a Performance Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure established by the Committee based on one or more Qualifying Performance Criteria that satisfy the requirements of Section 162(m) of the Code selected by the Committee and specified in writing not later than 90 days after the commencement of the period of service (or, if shorter, 25 percent of such period of service) to which the Performance Goals relate, provided that the outcome is substantially uncertain at that time. The Performance Cash Award earned as a result of satisfying the completion of Qualifying Performance Criteria may be reduced, but may not be increased, by the Committee on the basis of such further considerations as the Committee in its Discretion shall determine. The Committee may adjust Qualifying Performance Criteria to reflect extraordinary events as described in Section 1.dd. of the Plan.

(d) The Committee shall determine the timing of payment of any Cash Award or Performance Cash Award. The Committee may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Cash Award or Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Cash Awards or Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Cash Award or Performance Cash Award, or such portion thereof as the Committee may specify, to be paid in whole or in part in cash or other property.

(e) The Committee shall have the Discretion to determine the effect on any Performance Cash Award of a termination of employment due to (i) voluntary termination, (ii) disability, (iii) retirement, (iv) death, (v) participation in a voluntary severance program, (vi) participation in a workforce restructuring, or (vii) otherwise.

3.10 Performance Units.

(a) The Committee may award Performance Units to any Participant (a "Performance Unit Award"). Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of award. The value of a Performance Unit may be represented by Unrestricted Stock or cash.

(b) At the time of each Performance Unit Award, the Committee shall establish, with respect to each such Performance Unit Award, a Performance Period during which performance shall be measured. There may be more than one Performance Unit Award in existence at any one time, and Performance Periods may differ.

(c) Performance Units shall be awarded to a Participant and earned contingent upon the attainment of applicable Performance Goals.

(d) Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Performance Unit Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of Performance Goals. The measure of a Performance Unit may, in the Discretion of the Committee, be equal to the Fair Market Value of one share of Common Stock.

(e) In determining the number of Performance Units to be granted to any Participant, the Committee shall take into account the Participant's responsibility level, performance, potential, cash compensation level, other Awards, and such other considerations as it deems appropriate.

(f) Following the end of a Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee. Payment of Performance Units shall be made in cash, whether payment is made at the end of the Performance Period or is deferred pursuant to Section 7.1, except that Performance Units which are measured using Common Stock shall be paid in Common Stock. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee.

(g) Subject to Section 10.1, a Performance Unit Award shall terminate for all purposes if the Participant does not remain continuously in the employ of the Corporation at all times during the applicable Performance Period, except as may otherwise be determined by the Committee. In the event that a Participant holding a Performance Unit ceases to be an employee of the Corporation following the end of the applicable Performance Period but prior to full payment according to the terms of the Performance Unit Award, payment shall be made in accordance with terms established by the Committee for the payment of such Performance Unit.

(h) Each Performance Unit Award shall be evidenced by an Award Statement or agreement.

ARTICLE IV

PERFORMANCE AWARDS

4.1 Establishment of Performance Goals. Performance Goals applicable to a Performance Unit Award shall be established by the Committee in its Discretion on or before the Date of Grant and not more than a reasonable period of time after the beginning of the relevant Performance Period. Such Performance Goals may include or be based upon any of the criteria on the list of Qualified Performance Criteria attached to this plan as Exhibit A. Performance Goals may be absolute in their terms or be measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee, in its Discretion, may modify the Performance Goals if it determines that circumstances have changed and modification is required to reflect the original intent of the Performance Goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any Participant who is a "covered employee" within the meaning of Code Section 162(m). The Committee may in its Discretion classify Participants into as many groups as it determines, and as to any Participant relate his/her Performance Goals partially, or entirely, to the measured performance, either absolutely or relatively, of an identified Subsidiary, operating corporation or test strategy or new venture of the Corporation.

4.2 Levels of Performance Required to Earn Performance Awards. At or about the same time that Performance Goals are established for a specific Performance Period, the Committee shall in its Discretion establish the percentage of the Performance Unit Awards granted for such Performance Period which shall be earned by the Participant for various levels of performance measured in relation to achievement of Performance Goals for such Performance Period.

4.3 Other Restrictions. The Committee shall determine the terms and conditions applicable to any Performance Unit Award, which may include restrictions on the delivery of Common Stock payable in connection with the Performance Unit Award and restrictions that could result in the future forfeiture of all or part of any Common Stock earned. The Committee may provide that Common Stock issued in connection with a Performance Unit Award be held in escrow and/or legended.

4.4 Notification to Participants. Promptly after the Committee has established or modified the Performance Goals with respect to a Performance Unit Award, the Participant shall be provided with written notice of the Performance Goals so established or modified.

4.5 Measurement of Performance Against Performance Goals.

(a) The Committee shall, as soon as practicable after the close of a Performance Period, determine (i) the extent to which the Performance Goals for such Performance Period have been achieved, and (ii) the percentage of the Performance Units earned by each applicable Participant as a result.

(b) These determinations shall be absolute and final as to the facts and conclusions therein made and be binding on all parties. Promptly after the Committee has made the foregoing determination, each Participant who has earned Performance Unit Awards shall be notified in writing thereof. For all purposes of this Plan, notice shall be deemed to have been given the date action is taken by the Committee. Participants may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of all or any portion of their Performance Unit Awards during the Performance Period.

4.6 Treatment of Performance Awards Earned. Upon the Committee's determination that a percentage of any Performance Unit Awards have been earned for a Performance Period, Participants to whom such earned Performance Unit Awards have been granted and who have been (or were) in the employ of the Corporation or a Subsidiary continuously from the Date of Grant, subject to the exceptions set forth at Section 4.9 and Section 4.10 hereof, shall be entitled, subject to the other conditions of the Plan, to payment in accordance with the terms and conditions of their Performance Unit Awards. Such terms and conditions may permit or require that any applicable tax withholding be deducted from the amount payable. Performance Unit Awards shall under no circumstances become earned or have any value whatsoever for any Participant who is not in the employ of the Corporation or a Subsidiary continuously during the entire Performance Period for which such Performance Unit Award was granted, except as provided at Section 4.9 or Section 4.10 hereof.

4.7 Distribution. Distributions payable pursuant to Section 4.6 above shall be made as soon as practicable after the Committee determines the Performance Unit Awards have been earned unless the provisions of Section 4.8 hereof are applicable to a Participant.

4.8 Deferral of Receipt of Performance Award Distributions.

(a) With the consent of the Committee, a Participant who has been granted a Performance Unit Award may by compliance with the then applicable procedures under the Plan, irrevocably elect in writing to defer receipt of all or any part of any distribution associated with that Performance Unit Award. The terms and conditions of any such deferral, including but not limited to, (i) the period of time for, and form of, election; (ii) the manner and method of payout; (iii) the plan and form in which the deferred amount shall be held; (iv) the interest equivalent or other payment that shall accrue pending its payout; and (v) the use and form of Dividend Equivalents in respect of stock-based units resulting from such deferral, shall be as determined by the Committee. The Committee may, at any time and from time to time, but prospectively only except as hereinafter provided, amend, modify, change, suspend or cancel any and all of the rights, procedures, mechanics and timing parameters relating to such deferrals.

(b) The Committee may, in its Discretion, accelerate the payout of such deferrals (and any earnings thereon), or any portion thereof, either in a lump sum or in a series of payments, but under the following conditions only: (i) the Federal tax statutes, regulations or interpretations are amended, modified, or otherwise changed or affected in such a manner as to adversely alter or modify the tax effect of such deferrals; or (ii) the Participant suffers or incurs an event that would qualify for a "withdrawal" of contributions that have not been accumulated for two years without adverse consequences on the tax status of a qualified profit-sharing or stock bonus plan under the Federal tax laws applicable from time to time to such types of plans.

4.9 Non-Disqualifying Termination of Employment. Except for Section 10.1 hereof, the only exceptions to the requirement of continuous employment during a Performance Period for Performance Unit Award distribution are termination of a Participant's employment by reason of death (in which event the Performance Unit Award may be transferable by will or the laws of descent and distribution only to such Participant's beneficiary designated to receive the Performance Unit Award or to the Participant's applicable legal representatives, heirs or legatees), total and permanent disability, with the consent of the Committee, normal or late retirement or early retirement, with the consent of the Committee, or transfer of an executive in a spin-off, with the consent of the Committee, occurring during the Performance Period applicable to the subject Performance Unit Award. In such instance a distribution of the Performance Unit Award shall be made, as of the end of the Performance Period, and 100% of the total Performance Unit Award that would have been earned during the Performance Period shall be earned and paid out; provided, however, in a spin-off situation the Committee may set additional conditions, such as, without limiting the generality of the foregoing, continuous employment with the spin-off entity. If a Participant's termination of employment does not meet the criteria set forth above, but the Participant had at least 15 years of employment with the Corporation or a Subsidiary or any combination thereof, the Committee may, in its Discretion, allow distribution of up to 100% of the total Performance Unit Award for the Performance Period(s) in which the termination of employment occurred, subject to any conditions that the Committee shall determine.

4.10 Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to "covered employees" within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

4.11 Use of Shares for Cash Awards. To the extent permitted by applicable law, the Administrator may determine that Shares authorized under this Plan may be used in payment of Cash Awards, including additional shares in excess of the Cash Award as an inducement to hold shares.

ARTICLE V

AWARDS FOR NON-EMPLOYEE DIRECTORS

5.1 Award to Non-Employee Directors. The Board of Directors will approve the compensation of non-employee Directors and such compensation may consist of Awards under the Plan. The Board of Directors retains the discretionary authority to make Awards to non-employee Directors. All such Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Board of Directors deems appropriate. The Board of Directors may, in its sole discretion, subject to such terms and conditions as the Board of Directors may prescribe, give non-employee Directors the opportunity to receive Options in lieu of future cash compensation or other types of Awards.

5.2 Election by Non-employee Directors to Receive Options. Each non-employee director may elect to receive all or a portion (in $1000 value increments) of annual director cash compensation in Options. Only Options for whole numbers of Shares will be issued. For purposes of computing the number of Options granted, the value of such Options granted to non-employee Directors shall be based on the Black-Scholes valuation method, or such other reasonable valuation as may be adopted by the Committee in its Discretion.

5.3 No Right to Continuance as a Director. None of the actions of the Corporation in establishing the Plan, the actions taken by the Corporation, the Board of Directors, the Committee or the Administrator under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Board of Directors to nominate any Director for re-election by the shareholders of the Corporation or (ii) to be evidence of any agreement or understanding, express or implied, that the Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

ARTICLE VI

SHARES OF STOCK SUBJECT TO THE PLAN; MAXIMUM AWARDS

6.1 Maximum Number of Shares Subject to Plan.

(a) The maximum number of shares with respect to which Options or Stock Appreciation Rights may be granted or which may be awarded as Restricted Stock or Unrestricted Stock under the Plan shall be 1,000,000 shares in the aggregate of Common Stock. The number of Shares with respect to which a Stock Appreciation Right is granted, but not the number of Shares which the Corporation delivers or could deliver to a Participant upon exercise of a Stock Appreciation Right, shall be charged against the aggregate number of Shares remaining available under the Plan; provided, however, that in the case of a Stock Appreciation Right granted in conjunction with an Option under circumstances in which the exercise of the Stock Appreciation Right results in termination of the Option and vice versa, only the number of Shares subject to the Option shall be charged against the aggregate number of Shares remaining available under the Plan. If an Option or Stock Appreciation Right expires or terminates for any reason (other than termination as a result of the exercise of a related right) without having been fully exercised, or if shares of Restricted Stock are forfeited, the number of Shares with respect to which the Option or Stock Appreciation Right was not exercised at the time of its expiration or termination, and the number of forfeited shares of Restricted Stock, shall again become available for the grant of Options or Stock Appreciation Rights, or the award of Restricted Stock, under the Plan, unless the Plan shall have been terminated.

(b) Notwithstanding any other provision in this Plan, no employee, Director, consultant or advisor of the Corporation or a Subsidiary may receive Options, Stock Appreciation Rights, Restricted Stock, Unrestricted Stock, or any combination thereof for more than 200,000 shares of Common Stock during the Term. For purposes of this 200,000 Share per-person limitation, there shall be taken into account all Shares covered by Options and Stock Appreciation Rights granted, and all Restricted Stock and Unrestricted Stock awarded, to a Participant regardless of whether such Options or Stock Appreciation Rights expire or terminate without being fully exercised or whether such Restricted Stock is forfeited back to the Corporation.

(c) The number of shares subject to each outstanding Option, Stock Appreciation Right, Restricted Stock or Unrestricted Stock award, the Option Price with respect to outstanding Options, the grant value with respect to outstanding Stock Appreciation Rights, the aggregate number of Shares remaining available under the Plan and the 200,000 Share per-person limitation shall be subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional Shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional Shares, and any fractional Shares resulting from such adjustments shall be eliminated from any outstanding Award.

ARTICLE VII

DEFERRAL OF PAYMENTS

7.1 Election to Defer. A Participant may elect to defer all or a portion of any earned Award or gain on any exercised Option or SAR pursuant to the terms of any applicable Deferred Compensation Plan. The value of the Performance Units, Restricted Stock, Unrestricted Stock or Option or SAR gain so deferred shall be allocated to a Deferred Account established for the Participant under such Deferred Compensation Plan.

ARTICLE VIII

ADMINISTRATION

8.1 Indemnification of Committee Members. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or Award granted hereunder to the full extent provided for under the Corporation's Bylaws with respect to indemnification of directors of the Corporation.

8.2 Written Agreement. Each Award shall be evidenced by a written agreement (each a "Corporation-Participant Agreement") containing such provisions as may be approved by the Committee. Each such Corporation-Participant Agreement shall constitute a binding contract between the Corporation and the Participant and every Participant, upon acceptance of such Corporation-Participant Agreement, shall be bound by the terms and restrictions of the Plan and of such Corporation-Participant Agreement. The terms of each such Corporation-Participant Agreement shall be in accordance with the Plan, but each Corporation-Participant Agreement may include such additional provisions and restrictions determined by the Committee, in its Discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

ARTICLE IX

REDUCTION IN AWARDS

9.1 When Applicable. Anything in this Plan to the contrary notwithstanding, the provisions of this Article IX shall apply to a Participant if an independent auditor selected by the Committee (the "Auditor") determines that each of (a) and (b) below are applicable.

(a) Payments or distributions hereunder, determined without application of this Article IX, either alone or together with other payments in the nature of compensation to the Participant which are contingent on a Change in Control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, or otherwise, would result in any portion of the payments hereunder being subject to an excise tax on excess parachute payments imposed under Section 4999 of the Code.

(b) The excise tax imposed on the Participant under Section 4999 of the Code on excess parachute payments, from whatever source, would result in a lesser net aggregate present value of payments and distributions to the Participant (after subtraction of the excise tax) than if payments and distributions to the Participant were reduced to the maximum amount that could be made without incurring the excise tax.

9.2 <Reduced Amount. Under this Article IX the payments and distributions under this Plan shall be reduced (but not below zero) so that the present value of such payments and distributions shall equal the Reduced Amount. The "Reduced Amount" (which may be zero) shall be an amount expressed in present value which maximizes the aggregate present value of payments and distributions under this Plan which can be made without causing any such payment to be subject to the excise tax under Section 4999 of the Code.

9.3 Procedure. If the Auditor determines that this Article IX is applicable to a Participant, it shall so advise the Committee in writing. The Committee shall then promptly give the Participant notice to that effect together with a copy of the detailed calculation supporting such determination which shall include a statement of the Reduced Amount. The Participant may then elect, in his/her sole discretion, which and how much of the Awards otherwise awarded under this Plan shall be eliminated or reduced (as long as after such election the aggregate present value of the remaining Awards under this Plan equals the Reduced Amount), and shall advise the Committee in writing of his/her election within ten days of his/her receipt of notice. If no such election is made by the Participant within such ten-day period, the Committee may elect which and how much of the Awards shall be eliminated or reduced (as long as after such election their aggregate present value equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article IX, present value shall be determined in accordance with Section 280G of the Code. All the foregoing determinations made by the Auditor under this Article IX shall be made as promptly as practicable after it is determined that excess parachute payments (as defined in Section 280G of the Code) will be made to the Participant if an elimination or reduction is not made. As promptly as practicable following the election hereunder, the Corporation shall provide to or for the benefit of the Participant such amounts and shares as are then due to the Participant under this Plan and shall promptly provide to or for the benefit of the Participant in the future such amounts and shares as become due to the Participant under this Plan.

9.4 Corrections. As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Auditor hereunder, it is possible that payments or distributions under this Plan will have been made which should not have been made ("Overpayment") or that additional payments or distributions which will have not been made could have been made ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Auditor, based upon the assertion of a deficiency by the Internal Revenue Service against the Corporation or the Participant which the Auditor believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Participant which the Participant shall repay together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant if and to the extent such payment would not reduce the amount which is subject to the excise tax under Section 4999 of the Code. In the event that the Auditor, based upon controlling precedent, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

9.5 Non-Cash Benefits. In making its determination under this Article IX, the value of any non-cash benefit shall be determined by the Auditor in accordance with the principles of Section 280G(d)(3) of the Code.

9.6 Determinations Binding. All determinations made by the Auditor under this Article IX shall be binding upon the Corporation, the Committee and the Participant.

ARTICLE X

GENERAL PROVISIONS

10.1 Effect of Termination of Employment on Awards. All of the terms relating to the expiration, lapse, removal of restrictions or cancellation of an Award upon termination of employment or service with the Corporation or a Subsidiary of the holder of such Award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Administrator at the time of grant or thereafter by amendment, in the Administrator's Discretion.

10.2 Continuation of Employment. The Committee may require, in its Discretion, that any Participant under the Plan to whom an Option or Stock Appreciation Right shall be granted shall agree in writing as a condition of the granting of such Option or Stock Appreciation Right to remain in the employ of the Corporation or a Subsidiary as an employee, consultant or advisor for a designated minimum period from the Date of Grant of such Option or Stock Appreciation Right as shall be fixed by the Committee.

10.3 No Rights to Continued Employment. Nothing contained in the Plan or in any Award granted or awarded pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment as an employee, consultant or advisor of the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person's employment at any time.

10.4 Investment Purpose. If the Committee in its Discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of Common Stock hereunder (whether by reason of the exercise of Options or Stock Appreciation Rights or the award of Restricted Stock or Unrestricted Stock) and as a condition to the Corporation's obligation to issue or deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of Common Stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (i) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective and is current with respect to the shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to a Participant under the Plan.

10.5 Corporation's Right of First Refusal. A Participant cannot make a valid transfer (as hereinafter defined) of any Shares acquired pursuant to this Plan (whether by reason of the of the exercise of Options or Stock Appreciation Rights or the award of Restricted Stock) the other restrictions upon which have lapsed, or any interest in such shares, unless such transfer is made in compliance with the following provisions:

(i) Before there can be a valid transfer of any Shares or any interest therein, the record holder of the Shares to be transferred (the "Offered Shares") shall give written notice (by registered or certified mail) to the Corporation of the desire to sell the Shares. The date such notice is mailed shall be hereinafter referred to as the "Notice Date" and the record holder of the Offered Shares shall be hereinafter referred to as the "Offeror."

(ii) For a period of ten (10) business days after the Notice Date, the Corporation shall have the option to purchase all (but not less than all) of the Offered Shares at their Fair Market Value in accordance with the terms set forth in this Section 10.5. This right shall be exercisable by the Corporation by mailing (by registered or certified mail) written notice of exercise to the Offeror prior to the end of such ten (10) business day period.

(iii) As used in this Section, the term "transfer" means any sale, encumbrance, pledge, or other form of disposition or transfer of Common Stock or any legal or equitable interest therein; provided, however, that the term "transfer" does not include a transfer of such shares or interests by will or by the applicable laws of descent and distribution.

(iv) Certificates of Common Stock evidencing shares of Common Stock shall bear an appropriate legend referring to the transfer restrictions imposed by this Section 10.5.

10.6 No Bar to Corporate Restructuring. The existence of this Plan or outstanding Awards under this Plan shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any and all adjustments, recapitalization, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

10.7 Withholding Payments. If upon the exercise of a Nonqualified Option or Stock Appreciation Right, or upon the award of Restricted Stock or the expiration of restrictions applicable to Restricted Stock, or upon a disqualifying disposition (within the meaning of Section 422 of the Code) of Shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation or a Subsidiary any amount for income tax withholding, in the Committee's Discretion, either the Corporation shall appropriately reduce the amount of Common Stock or cash to be delivered or paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to reimburse it for such income tax withholding. The Committee may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation upon exercise of an Option or Stock Appreciation Right or upon award of Restricted Stock appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to exercise of an Option or Stock Appreciation Right or award of Restricted Stock, to reimburse the Corporation or a Subsidiary for such income tax withholding (any such election being irrevocable), subject to such rules and regulations as the Committee may adopt, including such rules as it determines appropriate with respect to Participants subject to the reporting requirements of Section 16(a) of the Exchange Act, to effect such tax withholding in compliance with the Rules established by the Securities and Exchange Commission (the "Commission") under Section 16 of the Exchange Act and the positions of the staff of the Commission thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

10.8 Capital Readjustments/Share Allocation Modifications. The Shares included in Awards granted under this Plan are shares of Common Stock as constituted on the Effective Date of this Plan, but if, and whenever, after such Effective Date and prior to the earlier of the last day of the Term of this Plan or the delivery by the Corporation of all of the shares of Common Stock included in Awards, the Corporation shall effect: (i) a change in the par value of the Common Stock; (ii) a change in the number of shares of Common Stock having par value into the same or a different number of shares without par value; (iii) a subdivision or consolidation of shares of Common Stock; (iv) any other capital readjustment; (v) the payment of a Common Stock dividend; or (vi) any other increase or reduction of the number of shares of Common Stock outstanding; without, in the case of each of (i) -- (vi), the receipt of consideration by the Corporation, then:

(1) the Administrator shall make concomitant adjustments in the maximum outstanding Awards specified in Section 6.1 as appropriate; and

(2) in the event of no change in the number of shares of Common Stock outstanding in connection with a change in par value of the Common Stock or a change from par value to no par value, the shares of Common Stock resulting from any such change shall be deemed to be Common Stock under this Plan.

10.9 Mergers and Consolidations. In the event the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Corporation (in a situation not covered under Section 3.11) or common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a "Transaction," and the Corporation (in the case of the recapitalization of the Common Stock) or such other corporation or entity (in the case of a merger, consolidation or such sale) being herein called the "Acquiring Corporation"), then as a condition of the consummation of the Transaction, lawful and adequate provision shall be made so that each Participant shall be entitled to receive, in lieu of the Shares which were awarded to such Participant and are still subject to the applicable restrictions contained in this Plan on or prior to the consummation of the Transaction, the securities or other property to which each such Participant would have been entitled upon consummation of the Transaction if such Participant had been able to tender or otherwise transfer his or her shares without restriction. Any such securities or other property received as contemplated by this Section 10.9 shall be held by the Corporation or its successor (or an agent designated by the Corporation or such successor) until the applicable restrictions as set forth in this Plan shall have lapsed.

10.10 Legal Impediments to Implementation. Anything in this Plan to the contrary notwithstanding, if at any time specified herein for the award or delivery of an Award to Participants, any law or regulations of any governmental authority having jurisdiction in the matter shall require either the Corporation or the Participant to take any action or refrain from action in connection therewith, then the award or delivery of such Award shall be deferred until such action shall have been taken or such restriction on action shall have been removed.

10.11 Non-Transferability/Designation of Beneficiary.

(a) Except as provided in subparagraph (b), a Participant may not either voluntarily or involuntarily assign, anticipate, alienate, commute, pledge or encumber an Award to which he or she is or may become entitled to under the Plan, nor may the same be subject to attachment or garnishment by any creditor of a Participant.

(b) Notwithstanding anything in subparagraph (a) to the contrary, a Participant must designate a person or persons to receive, in the event of his or her death, any right to which he or she would be entitled under the Plan. Such designation shall be made in writing, and filed with the Corporation. A beneficiary designation may be changed or revoked by a Participant at any time by filing a written statement of such change or revocation with the Corporation. If a Participant fails to designate a beneficiary, then his or her estate shall be deemed to be his or her beneficiary.

10.12 Awards Unfunded. The Awards provided pursuant to this Plan (if any) shall be provided solely from the general assets of the Corporation. No trust or other funding device providing for the identification or segregation of assets to fund Awards have been established, nor is it the Corporation's intention to do so. Each Participant shall be a general and unsecured creditor of the Corporation with respect to any interest he or she may have under this Plan, provided that Awards with respect to which certificates have been issued pursuant to this Plan shall be deemed the property of the Participant in whose name they are issued subject to the ownership and transfer restrictions described elsewhere in this Plan. With respect to such Awards the Corporation shall be deemed a custodian.

10.13 Taxation of Awards. Awards under this Plan will be compensation subject to federal and state taxes.

10.14 Retirement Plans and Welfare Benefit Plans. Except as otherwise specified in this Plan and the plan in question, awards will not be included as "compensation" for purposes of the Corporation's retirement plans (both qualified and non-qualified) or welfare benefit plans.

10.15 Governing Law. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Florida and, where applicable, federal law.

10.16 Severability. If any provision of this Plan should be held illegal or invalid for any reason, such determination shall not affect the provisions of this Plan, but instead the Plan shall be construed as if such provisions had never been included herein.

10.17 Headings. Headings contained in this Plan are for convenience only and shall in no event be construed as part of this Plan.

ARTICLE XI

EFFECT OF CHANGE IN CONTROL

 In the event of a Change in Control:

(a) If the Corporation is the surviving entity and any adjustments necessary to preserve the value of the Participant's outstanding Stock Options and Stock Appreciation Rights have been made, or the Corporation's successor at the time of the Change in Control irrevocably assumes the Corporation's obligations under this Plan or replaces the Participant's outstanding Stock Options and Stock Appreciation Rights with stock options and Stock Appreciation Rights of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant's Stock Options and Stock Appreciation Rights immediately prior to the Change in Control, then such Awards or their replacement awards shall become immediately exercisable in full only if within two years after the Change in Control the Participant's employment:

(i) is terminated without "Cause," which for purposes of this Article XI shall mean (x) willful and continued failure to substantially perform the Participant's duties (other than failure resulting from incapacity due to physical or mental illness) after receipt of a written demand for such performance specifically identifying such failure, or (y) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Corporation or its successor;

(ii) terminates with "Good Reason," which for purposes of this Article XI shall mean any material diminution of the Participant's position, authority, duties or responsibilities (including the assignment of duties materially inconsistent with the Participant's position or a material increase in the time Participant is required by the Corporation or its successor to travel), any reduction in salary or in the Participant's aggregate bonus and incentive opportunities, any material reduction in the aggregate value of the Participant's employee benefits (including retirement, welfare and fringe benefits), or relocation to a principal work site that is more than 40 miles from the Participant's principal work site immediately prior to the Change in Control;

(iii) terminates under circumstances that entitle the Participant to income continuation benefits under any plan of the Corporation, a Subsidiary, or an entity that is a successor to the Corporation or a Subsidiary as a result of the Change in Control, or that would have entitled the Participant to such benefits if the Participant participated in such plan (for this purpose only, any such plan terminated in connection with the Change in Control shall be taken into account); or

(iv) terminates under circumstances that entitle the Participant to income continuation benefits under any employment agreement between the Participant and the Corporation, a Subsidiary, or any successor thereof.

(b) If subparagraph (a) does not apply, then without any action by the Committee or the Board of Directors, each outstanding Option and Stock Appreciation Right granted under the Plan that has not been previously exercised or otherwise lapsed and terminated shall become immediately exercisable in full; provided, however, that the Committee, in its Discretion, and without the consent of any Participant affected thereby, may determine that a cash payment shall be made promptly following the Change in Control in lieu of all or any portion of the outstanding Stock Options and Stock Appreciation Rights granted under this Plan. The amount payable with respect to each share of Common Stock subject to an affected Option and each affected Stock Appreciation Right shall equal the excess of the Fair Market Value of a share of Common Stock immediately prior to such Change in Control over the exercise price of such Option or Stock Appreciation Right. After such a determination by the Committee, each Option and Stock Appreciation Right, with respect to which a cash payment is to be made shall terminate, and the Participant shall have no further rights thereunder except the right to receive such cash payment.

International Speedway Corporation

Authorized Performance Criteria for 2006 Long Term Incentive Plan

The following performance criteria are those which may be used by the Compensation Committee in the operation of the Plan:

  EPS (targets, growth rate; primary, diluted)
  Return on Equity (average, year-end)
  Return on Assets (average, year-end, net)
  Stock Price (targets, growth rate)
  Revenue (targets, growth rate)
  Motorsports revenue (targets, growth; as a % of total revenue; growth less TV, Radio and ancillary rights)
  Media Income (targets, growth, % of total revenue)
  Growth in marketing partnerships
  Recurring revenue (targets, growth, % of total revenue)
  Growth in admissions revenue
  Number of events staged per month during racing season\
  Revenues per seat
  Non-event revenue as a % of total revenue
  Revenue from NASCAR-sanctioned events (targets, growth, % of total revenue)
  Season ticket sales (targets, growth, % of total revenue)
  Event-based non-motorsports revenue per seat
  Average number of years underlying recurring revenues
  Geographic diversity of ISCA footprint
  Growth in sales, assets or market share
  Net Earnings (pre-tax, after-tax)
  Net Operating Profit
  Return on Invested Capital
  Return on Revenue
  Gross or Operating Margin
  Cash Flow (operating, free, net, Cash Flow ROE, Cash Flow ROI)
  Earning before (or after) one or more of taxes, interest, depreciation, and/or amortization)
  Total Shareholder Return
  Expense Targets
  Customer Satisfaction
  Operating Efficiency
  Working Capital Targets
  Profit vs. Budget
  Economic Value Added (EVA)
  Compound Annual Growth Rate in Stock Price
  Operating or other Expenses
  Shareholders' Equity (targets, growth)
  Cost Control Measures
  Satisfactory Internal or External Audits
  Debt rating, improvement in Financial Ratings
  Strategic Objectives based on meeting specified goals with respect to revenue, business mix, market penetration, geographic business expansion, cost, or acquisitions or divestitures

Performance goals with respect to these performance criteria may be based on the performance of the:

  Company
  Division
  Business Unit
  Subsidiary
  Department or other organizational unit
  Any combination of organizational units
  Individual participant (so long as any individual goals for Named Executive Officers can only be used to reduce and not increase awards otherwise payable under the plan)

Performance goals may be either absolute in their terms, or relative to past performance, budget/business plan or selected peer companies.

Performance goals may provide for the inclusion or exclusion of items such as the effect of unusual charges or income items or other events (including acquisitions or dispositions of businesses or assets, restructurings, reductions in force or changes in accounting principles or tax laws)